Exhibit 13.1

REDIFF.COM INDIA LIMITED

20TH ANNUAL REPORT

2014-2015

(UNDER COMPANIES ACT, 2013)

CORPORATE INFORMATION

Board of Directors

Ajit Balakrishnan (Chairman & Managing Director)

Arun Nanda

Sunil Phatarphekar

Ashok Narasimhan

Sridar Iyengar

M. Madhavan Nambiar

Chief Financial Officer

Swasti Bhowmick

Company Secretary

Pooja Lohade

Auditors

M/s. Deloitte Haskins & Sells LLP

Chartered Accountants

Indiabulls Finance Centre, Tower 3,

27th -32nd Floor, Elphinstone Mill

Compound, Senapati Bapat Marg,

Elphinstone (West), Mumbai – 400013

India

Registered Office

First Floor, Mahalaxmi Engineering Estate

L. J. First Cross Road

Mahim (West)

Mumbai 400 016

India

Corporate Identity Number

U22100MH1996PLC096077

Contents

Particulars	Page Nos.

Documents as required under Companies Act, 2013
Notice of Annual General Meeting	1-5
Directors Report	6-22
Consolidated Financial Statements
Consolidated Independent Auditors’ report	23-29
Consolidated Balance Sheet	30
Consolidated Statement of Profit and Loss	31
Consolidated Cash Flow Statement	32
Notes to Consolidated Financial Statements	33-60
Unconsolidated Financial Statements
Independent Auditors’ report	61-66
Balance Sheet	67
Statement of Profit and Loss	68
Cash Flow Statement	69
Notes to Financial Statements	70-96
Proxy Form and Attendance Slip	97-99

NOTICE

Notice is hereby given that the Twentieth Annual General Meeting of the Members of Rediff.com India Limited will be held on 29, September, 2015, at 2.00 p.m. (IST) at the Registered Office of the Company situated at First Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400016, to transact the following business:

ORDINARY BUSINESS

1.	To receive, consider and adopt the Audited financial Statements Balance Sheet as at March 31, 2015 and Profit & Loss Account for the year ended as on that date both standalone and consolidated and the reports of the Auditors and Directors’ thereon.

2.	To appoint a Director in place of Mr. Diwan Arun Nanda, Director retiring by rotation and being eligible, offers himself for reappointment.

3.	To appoint a Director in place of Mr. M. Madhavan Nambiar, Director retiring by rotation and being eligible, offers himself for reappointment.

4.	To appoint a Director in place of Mr. Ashok Narsimhan, Director who vacated his office as required under Section 167 of the Companies Act 2013 and being eligible, offers himself for reappointment.

5.	To appoint Auditors and fix their remuneration by passing the following resolution as an Ordinary Resolution with or without modification(s);

“RESOLVED THAT the appointment of M/s Deloitte Haskins & Sells LLP, Chartered Accountants (Reg. no. 117366W), Mumbai as auditors of the Company for a term of 5 years i.e. till the conclusion of the 23rd Annual General Meeting which was subject to ratification at every AGM ,be and is hereby ratified as Statutory Auditors of Rediff.com India Limited and to hold office from the conclusion of this Annual General Meeting till the conclusion of the next Annual General Meeting at a remuneration to be decided by the Board of Directors/Audit Committee of the Directors of the Company.”

6.	Approval of ESOP

“RESOLVED THAT pursuant to the provisions of Companies Act 2013, as applicable and subject to the other permissions and approvals as may be required, the 2015 Stock option Plan including Schedule 1 to the 2015 Stock option Plan, as adopted by the Board of Directors on 27th January 2015 (a copy being available for inspection at a request at the Annual General Meeting), be and is hereby adopted and approved.

RESOLVED FURTHER THAT the Board of Directors or a Committee thereof, be and hereby are authorised and directed to operate and implement the 2015 Stock option Plan and authorised to grant Stock option under, and in accordance with the terms of the 2015 Stock option Plan, to employees and directors of the Company/ Subsidiaries of the Company (whether incorporated in India or outside India).

RESOLVED FURTHER THAT the Board of Directors or a Committee thereof, may grant stock options under the 2015 Stock option plan up to a maximum of such number of stock options as are convertible in to 1,03,000 equity shares of the Company.

RESOLVED FURTHER THAT the stock option hereto granted by authorisation of the Board of Directors or a Committee thereof pursuant to the 2015 Stock option Plan be and hereby approved.

RESOLVED FURTHER THAT the Board of Directors or a Committee thereof, be and hereby are authorised and directed to do all such acts, deeds, matters and things as may be necessary expedient or desirable to give effect to the foregoing resolutions including, without limitation making any and all filings, submissions and registrations with NASDAQ Market and the Securities and Exchange Commission.”

SPECIAL BUSINESS

7.	To consider and if thought fit, to pass with or without modification, the following resolution as SPECIAL resolutions:

“RESOLVED THAT pursuant to Section 42,62,71 and other applicable provisions , if any, of the Companies Act 2013, and the rules made thereunder (including any amendments thereto or any statutory modifications and/or re-enactment thereof for the time being in force (the “ACT”) and all other laws and regulations as may be applicable and in accordance with the enabling provisions in the Memorandum and Articles of Associations of the Company and subject to such approvals, consent permissions and sanctions, if any, of the GOI, SEBI, RBI Stock Exchanges and any other relevant statutory/ governmental/regulatory authorities (the “concerned authorities”) as may be required and applicable and further subject to such terms and conditions as may be prescribed or imposed by any of the concerned authorities while granting such approvals, consent, permissions and sanctions as may be necessary, which may be agreed upon by the Board of Directors of the Company as deemed appropriate (hereinafter referred to as the “Board” which terms shall include any committee (s) constituted/ to be constituted by the Board to exercise the powers conferred on the Board by this Resolution), consent of the Company be and is hereby accorded to the Board for a period of 36 months to create, issue, offer and allot Equity Shares and/or Equity Shares through depository receipts including American Depository Receipts (ADRs) or any other instruments or securities of any type in the course of offerings to eligible investors, whether existing shareholders of the Company or not, through a public issue and/or on a private placement basis, or by way of circulation of an offering circular or prospectus or any other document or any process, which, upon allotment or conversion of all Securities so issued or allotted, as the case may be, could give rise to the issue of up to 7 million equity shares of the Company to be issued for an aggregate offering price to be determined at a later time by the Board and such issue and allotment to be made at such time or times, in such tranche or tranches, in such manner as the Board may, in its sole discretion think fit, on such terms and conditions as may be decided and deemed appropriate by the Board at the time of such issues or allotments.

RESOLVED FURTHER THAT the Equity shares to be allotted in terms of this resolution shall rank pari passu in all respect with the existing Equity Shares of the Company.

RESOLVED FURTHER THAT for the purpose of giving effect to the foregoing and without being required to seek any further consent or approval of the members of the Company, the members shall be deemed to have given their approval thereto expressly by the authority of this resolution to the Board and the Board be and is hereby authorized for and on behalf of the members of the Company:

a)	To do all such acts, deeds, matters and things as the Board may at its discretion deem necessary or desirable for such purpose, including without limitation filing a Registration Statement and other documents with the SEC, listing the securities on the New York Stock Exchange or Nasdaq Small Cap Market, entering into depository arrangements, appointments of and finalising terms with Lead Managers, Merchant Bankers, Underwriters, Guarantors, Financial Advisors, Depositories, Custodians, Principal Paying/Transfer/Conversion Agents, Listing Agents, Registrars, Trustees and all other agencies, whether in India or abroad, as they may in their absolute discretion think fit, to make applications, sign and execute documents with various Indian and US regulatory authorities, etc. as maybe necessary in this regard.” in relation to the Issue of Equity Shares through depository receipts including American Depository receipts (ADRs) and to remunerate any of the Agencies in any manner including payment of commission, brokerage or fee for their services;

b)	To settle any questions, difficulties or doubts that may arise in regard to the Issue of Equity Shares through depository receipts including American Depository receipts (ADRs)

c)	To seek and obtain the listing of the Securities, as may arise, or as may be legally required and as the Board may consider necessary or expedient, in the best interest of the Company;

d)	To delegate from time to time, all or any of the powers conferred herein upon the Committee of Directors or the Chairman or the Director/s or any other Officer/s of the Company.”

By Order of the Board

PLACE: MUMBAI	/s/ Pooja Lohade
DATE: 4th September, 2015	Company Secretary & Manager Legal

NOTES:

1.	A MEMBER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXY TO ATTEND AND VOTE INSTEAD OF HIMSELF/HERSELF AND SUCH A PROXY NEED NOT BE A MEMBER OF THE COMPANY. PROXIES TO BE EFFECTIVE MUST BE RECEIVED BY THE COMPANY NOT LESS THAN 48 HOURS BEFORE THE COMMENCEMENT OF THE ANNUAL GENERAL MEETING.

2.	The explanatory statement pursuant to the provisions of sections 42, 62 and 71 of the Companies Act, 2013 for item no 7 is enclosed and form part of this notice.

REDIFF.COM INDIA LIMITED

EXPLANATORY STATEMENT PURSUANT TO THE PROVISIONS OF SECTION 42, 62 & 71 OF THE COMPANIES ACT, 2013

The Special Resolution contained in the Notice under item No. 7 relates to a resolution by the Company enabling the Board to create, offer, issue and allot any securities convertible into equity shares at the option of the Company and/or at the option of the holder of the security and/or securities linked to equity shares through American Depository Shares / Receipts and/or any other instruments or securities of any type inclusive of any such equity shares issuable upon exercise of an over allotment option by any underwriter, debentures whether partly/fully convertible and/or securities linked to Ordinary Shares and/or foreign currency convertible bonds and/or bonds with Share Warrants attached, (hereinafter referred to as the “Securities”), in the course of offerings to eligible investors, whether existing shareholders of the Company or not, through a public issue and/or on a private placement basis, or by way of circulation of an offering circular or prospectus or any other document or any process, which, upon allotment or conversion of all Securities so issued or allotted, as the case may be, could give rise to the issue of up to 7 million equity shares of the Company to be issued for an aggregate offering price to be determined at a later time by the Board and such issue and allotment to be made at such time or times, in such tranche or tranches, in such manner as the Board may, in its sole discretion think fit, on such terms and conditions as may be decided and deemed appropriate by the Board at the time of such issues or allotments. These resolutions are being recommended in order to enable the Board to issue such equity shares of the Company at such time and on such terms as they deem fit in their discretion, without creating any obligation on the Board to issue such shares. The Company, in accordance with applicable rules and regulations (“Sponsored ADS Regulations”), may propose to sponsor an issue of ADSs with an overseas Depositary against existing equity shares held by the all the shareholders of the Company (“the Scheme”) in terms of the Offer Letter for the Scheme.

The explanatory statement to the aforesaid resolution specified that the allotment of equity shares under the aforesaid resolution would be made within 36 months of the date of the resolution.

The Special Resolution as set out at Resolution No. 7 if passed, will have the effect of permitting the Board to issue and allot securities to investors, who may or may not be existing members of the Company in the manner as set out in resolution no. 7.

The Board believes that the proposed Special Resolution is in the interest of the Company and therefore recommends the resolution for your approval.

The directors of the Company, to the extent of the equity shares held by them in the Company, if any, may be deemed to be interested in the aforesaid resolutions in Item no.7 of the Notice, solely in their capacity as equity shareholders to whom the Scheme proposed for approval of the shareholders, would provide an option to participate in the therein, on a pari passu basis with all other shareholders of the Company. The Board recommends all the resolutions under Item no.7 in this Notice for the approval of the shareholders as special resolutions.

Rediff.Com India Limited

CIN: U22100MH1996PLC096077

DIRECTORS’ REPORT

To,

The Members,

Your directors have pleasure in presenting their 20th Annual Report on the business and operations of the company together with the Audited Statement of Accounts for the year ended 31st March, 2015.

1.	Financial Highlights (Standalone and Consolidated):

During the year under review, performance of your company as under:

(₹ in millions)

Particulars	Year ended 31st March, 2015	Year ended 31st March, 2014
Turnover	742.32	784.38
(Loss) before taxation	(432.98)	(305.21)
Less : Tax Expense	-	-
(Loss) after tax	(787.27)	(726.35)
Add : Balance B/F from the previous year	(2,344.49)	(1,618.13)
(Loss) C/F to the next year	(3,131.76)	(2,344.49)

The consolidated performance of the group as per consolidated financial statements is as under:

Particulars	Year ended 31st March, 2015
Turnover	937.92
(Loss) before taxation	(835.74)
Add : Tax Expense	(0.904)
(Loss) after tax	(836.64)
Add : (Loss) B/F from the previous year	(2,455.62)
(Loss) C/F to the next year	(3,292.26)

2.	Details of Subsidiaries:

i)	Rediff Holdings Inc., USA

Rediff Holding Inc. is the wholly owned Subsidiary of the Company. Rediff Holding Inc. is a cost centre taking care of all corporate related expenditure for the Rediff Group in the USA and does not generate any revenue.

Loss of the Year is US $ 383,669/-. After giving effect to the taxes, net loss of US $ 397,331/- was carried in the Balance Sheet.

ii)	Value Communications Corporations (“Valucom”), USA

Valucom is the wholly owned Subsidiary of the Company. Following the sale of its long distance phone card business in April 2004, the Company is not engaged in any business. Since there was no business activity, we did not incur any expenses during the year.

iii)	Vubites India Private Limited (“Vubites”)

Vubites is the wholly owned Subsidiary of the Company. The Company booked Revenue amounting to ₹ 60,965,573/- for the year and the Loss for the year is ₹ 112,907,467/- .

iv)	India Abroad Publications Inc.USA

India Abroad Publications Inc. USA, a weekly newspaper publishing unit, which is a wholly owned subsidiary of Rediff Holding Inc. which in turn is a wholly owned subsidiary of Rediff.com India Ltd. The Profit and Loss account is set out along with this report and shows that during the year the Company earned gross income of US$ 1,893,681/-. Gross Loss (before depreciation and amortisation) is US$ 1,018,236/-. After giving effect to other adjustments, the net loss of US$ 1,023,901/- was carried to the Balance Sheet.

v)	India Abroad Publications (Canada) Inc.

India Abroad Publications (Canada) Inc. a weekly newspaper publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. The Profit and Loss account is set out along with this report and shows that during the year the Company earned Net Loss of C$ 9,537/- was carried to the Balance Sheet.

vi)	India in New York Inc.

India in New York Inc., a weekly newspaper publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. The Profit and Loss account is set out along with this report and shows that during the year the Company earned gross income of US$ 64,434/- was carried to Balance Sheet.

vii)	Rediff.com INC.

Rediff.com Inc is a wholly owned subsidiary of Rediff Holdings Inc. Rediff.com Inc. derives revenue from a website targeted at the Indian American community. The Profit and Loss account is set out along with this report and shows that during the year the Company earned gross income of US$ 284,955/-. After giving effect to other adjustments, the net loss of US$ 257,357/- was carried to the Balance Sheet.

The detailed disclosure is annexed as Form AOC-1 as a part of this Director’s Report. (Refer Annexure 1)

3.	Dividend:

During the financial year 2014-15, your Board does not recommend any dividend.

4.	Amounts Transferred to Reserves:

There was no transfer to any reserves during the financial year 2014-15.

5.	Transfer of Unclaimed Dividend to Investor Education and Protection Fund:

The provisions of Section 125(2) of the Companies Act, 2013 do not apply as there was no dividend declared and paid during previous years.

6.	Shares:

a.	Changes in Share Capital, if any

During the financial year 2014-15, there was no change in the share capital of the Company

b.	Buy Back of Securities

The Company has not bought back any of its securities during the year under review.

c.	Sweat Equity

The Company has not issued any Sweat Equity Shares during the year under review.

d.	Bonus Shares

No Bonus Shares were issued during the year under review.

e.	Employees Stock Option Plan

The Company granted 119,100 options (equivalent to 59,550 Equity Shares) under various Employees Stock Option Plans, during the year under review.

7.	Material Changes Affecting the Financial Position of the Company:

The following material changes and commitment occurred after the Balance Sheet date i.e. 31st March 2015:

On July 29, 2015, the Company entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Investor”). The Purchase Agreement provides that the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, up to an aggregate of US$15 Million of the Company’s American Depositary Shares (“ADSs”) over the 36-month term of the Agreement in amount as described in the Purchase Agreement.

(Refer Note 33 of the Standalone Financial Statement for further details.)

8.	Extract of Annual Return:

The extract of Annual Return, in format MGT - 9, for the financial year 2014-15 is being enclosed with this report. (Refer Annexure 2)

9.	Number of Board Meetings:

The Board of Directors of your Company met five times during the year under review. The maximum time gap between any two consecutive meetings did not exceed one hundred and twenty days.

10.	Particulars of Loan, Guarantees and Investments under Section 186:

a.	Details of Loans

During the financial year 2014-15 the Company has given Loan to its wholly owned subsidiary Vubites India Private Limited amount aggregating to ₹ 104,047,362 (Rupees Ten crores forty lakhs forty seven thousand three hundred sixty two only) in more than one trenches which were duly approved in the various Board meetings.

b.	Details of Investments & Guarantee

There were no guarantees or investments made by the Company under Section 186 of the Companies Act, 2013 during the year under review and hence the said provision is not applicable.

11.	Particulars of Contracts or Arrangements with Related Parties:

The particulars of contracts or arrangements with related parties referred to in Section 188(1) of the Companies Act 2013 for the financial year 2014-15 in the prescribed format, AOC-2 is being enclosed with this report. (Refer Annexure 3)

12.	Statutory Auditors:

M/s Deloitte Haskins & Sells LLP, Chartered Accountants, (Reg. no. 117366W), were appointed as Statutory Auditors for a period of 5 years in the Annual General Meeting held on 29th September 2014 .Their continuance of appointment and payment of remuneration are to be confirmed and approved in the ensuing Annual General Meeting. The Company has received a certificate from the above Auditors to the effect that if they are reappointed, it would be in accordance with the provisions of Section 141 of the Companies Act, 2013.

13.	Explanation to Auditor’s Remarks and the Practicing Company Secretary in their reports:

There are no qualifications, reservations or adverse remarks made by the Auditors in their report.

The provisions relating to submission of Secretarial Audit Report is not applicable to the Company.

14.	Details of Directors and Key Managerial Personnel (KMP):

In accordance with the provisions of the Companies Act, 2013, M. Madhavan Nambiar Diwan Arun Nanda and Ashok Narsimhan, Directors retire by rotation at the conclusion of the ensuing Annual General Meeting and being eligible, offer themselves for re-appointment. Necessary resolutions for the re-appointment of the aforesaid Directors have been included in the Notice convening the ensuing AGM and details of the proposal for re-appointment are mentioned in the Explanatory Statement to the Notice.

At the annual general meeting held on September 24, 2008, the members of the Company re-appointed Mr. Ajit Balakrishnan for a period of five (5) years w.e.f. 23rd August, 2008. Accordingly, Mr. Balakrishnan held the office till 22nd August, 2013. The Board of Directors at their meeting held on July 23, 2013 approved the re-appointment of Mr. Balakrishnan as the Managing Director of the Company for a period of five (5) years with effect from August 22, 2013, which was duly approved by the members in its meeting held on September 30, 2013.

The Board at its meeting held on 27th January 2015 appointed Ms. Pooja Lohade as Company Secretary of the Company.

Mr. Ajit Balakrishnan Chairman and Managing Director of the Company, Mr. Swasti Bhowmick Chief Financial officer and Ms. Pooja Lohade Company Secretary are the KMPs of the Company as per the provisions of the Act.

15.	Receipt of any commission by MD / WTD from a Company or for receipt of commission / remuneration from its Holding or subsidiary:

The below directors of the Company are in receipt of the remuneration from its US Subsidiary Rediff Holding Inc.

Directors	Designation	Amount in US$

Ajit Balakrishnan	Chairman & MD	200,000 p.a.
Sunil Phatarphekar	Director	20,000 p.a.
M. Madhavan Nambiar	Director	20,000 p.a.
Sridar Iyengar	Director	25,000 p.a

16.	Company’s policy relating to Directors appointment, payment of remuneration and discharge of their duties:

The provisions of Section 178(1) relating to constitution of Nomination and Remuneration Committee are not applicable to the Company and hence the Company has not devised any policy relating to appointment of Directors, payment of Managerial remuneration, Directors qualifications, positive attributes, independence of Directors and other related matters as provided under Section 178(3) of the Companies Act, 2013.

17.	Declaration by Independent Director:

Declaration of Independent Director is not applicable to the Company.

18.	Corporate Governance:

The various committees constituted by the Company including the Audit Committee and Compensation Committee have been functioning satisfactorily during the year. The present Board comprises of eminent professionals from various fields, in addition to Chairman and Managing Director who looks after the day to day affairs of the Company.

The composition of the Audit Committee of the Board is as follows:-

Name	Designation in the Committee

Sridar Iyengar	Chairman
M. Madhavan Nambiar	Member
Sunil Phatarphekar	Member

The composition of the Compensation Committee of the Board is as follows:-

Name	Designation in the Committee

Ajit Balakrishnan	Chairman
Diwan Arun Nanda	Member
Sunil Phatarphekar	Member

19.	Listing Agreement Compliance:

The Company’s ADRs are listed on NASDAQ Stock Exchange. The company duly complies with the Listing Agreement requirement of NASDAQ.

20.	Corporate Social Responsibility (CSR) Policy:

The Company has not developed and implemented any Corporate Social Responsibility initiatives as the said provisions are not applicable to the Company.

21.	Deposits:

The Company has neither accepted nor renewed any deposits during the year under review.

22.	Conservation of Energy, Technology, Absorption, Foreign Exchange Earnings and Outgo:

Pursuant to Section 134 and any other applicable sections of the Companies Act, 2013 following disclosures and information is furnished to the Shareholders:

1.            Conservation of Energy

The operation of your Company is not energy intensive. Adequate measures have however been taken to reduce energy consumption by using energy efficient computer equipments incorporating latest technologies.

2.            Technologies Absorption

Since technology related to internet portal business is constantly evolving, continuous investments and improvements are being made to the content, community and commerce offerings made to the customers. The investments are classified as deferred revenue expenditure and amortized.

3.             Foreign Exchange Earnings and outgo

Foreign exchange earned by the Company in the fiscal year ended March 31, 2015 was ₹ 69 million (Previous year ₹ 83 million) and the foreign exchange outgo in the same period was ₹ 71 million (Previous year ₹ 73 million).

23.	Details of significant & material orders passed by the regulators or courts or tribunal:

There was no order passed by the regulators or courts or tribunal during the financial year 2014-15.

24.	Disclosures under Sexual Harassment of Women at Workplace (Prevention, Prohibition & Redressal) Act, 2013:

The Company has in place a Prevention of Sexual Harassment policy in line with the requirements of the Sexual Harassment of Women at the Workplace (Prevention, Prohibition and Redressal) Act, 2013. An Internal Complaints Committee has been set up to redress complaints received regarding sexual harassment. All employees (permanent, contractual, temporary, trainees) are covered under this policy.

During the year 2014-2015, no complaints were received by the Company related to sexual harassment

25.	Risk Management Policy:

The Company does not have Risk Management Policy. However the Company has a Risk control matrix in place.

26.	Management Discussion and Analysis Report:

a.	Industry structure and developments

      We are a leading internet platform for content sharing and e-commerce in India. Our websites and Mobile apps offer a variety of internet-based consumer and enterprise services. Through our subsidiary company Vubites, we provide a platform for targeting TV advertising.

According to ComScore, in March 2015, India had 80 million unique individuals accessing the internet using PCs from home and the office, of which 17.5 million, or 20%, visited our website www: rediff.com.

In addition to our Indian business we operate a subsidiary in the United States, “India Abroad”, which operates both a weekly print newspaper as well as an online website providing news and information services to users in the United States.

b.	Opportunities

i)	We were an early entrant in the Indian Internet market and our brand continues to be recognized and trusted by Indian Internet users.
ii)	We offer services based on contemporary technology, thus making them easy to use and accessible through PCs, smart phones and tablet-based devices that have Internet capabilities.
iii)	We expect the growth of e-commerce in India to be fuelled by anticipated improvements in broadband access, online payment infrastructure and distribution and fulfilment facilities, an increase in credit and debit card penetration rates, and the development of alternative payment mechanisms for online purchases, such as cash on delivery; and
iv)	We expect the growth in Internet access in India through PCs, smart phones and other mobile devices such as tablets to be further fuelled by the recent issuance of 3G licenses in India and the expected roll out of both 3G and 4G services.

c.	Internal control systems and their adequacy

Your Company has an adequate internal control system. There is a system of continuous Internal Audit which aims at ensuring effectiveness and efficiency of systems and operations.

d.	Human Resources

Your Company gives utmost importance to human resource. It considers "Human Resource as Human Capital" and believes in the development of Human Resource. The Company strongly believes in the Performance Management System and always tries to explore and tap high potential at the Group level to meet new challenges and competition.

27.	Directors Responsibility Statement:

In accordance with the provisions of Section 134(5) of the Companies Act 2013, your directors confirm that:

a)	in the preparation of the annual accounts for the financial year ended 31st March, 2015, the applicable accounting standards had been followed along with proper explanation relating to material departures;

b)	the directors had selected such accounting policies and applied them consistently and made judgments and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company as at 31st March, 2015 and of the profit /loss of the Company for that period;

c)	the directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of the Companies Act 2013 for safeguarding the assets of the company and for preventing and detecting fraud and other irregularities;

d)	the directors had prepared the annual accounts on a going concern basis;

e)	the directors had devised proper systems to ensure compliance with the provisions of all applicable laws and that such systems were adequate and operating effectively; and

f)	the directors had laid down internal financial controls to be followed by the company and that such internal financial controls are adequate and were operating effectively.

28.	Acknowledgements:

Your Directors place on record their sincere thanks to bankers, business associates, consultants, and various Government Authorities for their continued support extended to your Companies activities during the year under review. Your Directors also acknowledges gratefully the shareholders for their support and confidence reposed on your Company.

For and on behalf of the Board of Directors

Place: Mumbai
Date: 4th September 2015	/s/ Ajit Balakrishnan
Chairman & Managing Director

Annexure 1

Form AOC-1

(Pursuant to first proviso to sub-section (3) of Section 129 read with Rule 5 of Companies (Accounts) Rules, 2014

Statement containing salient features of the financial statement of Subsidiaries/Associate Companies/Joint Ventures

Part “A”: Subsidiaries

(₹ in millions except % of Shareholding)

Name of the Subsidiary	Financial Year ended	Share Capital	Reserve & Surplus	Total Assets	Total Liabilities (Excluding Share Capital & Reserve & Surplus)	Turnover	Investment	Profit before tax	Provision for taxation	Profit after tax	% of shareholding
Rediff Holding Inc. USA	March 31,2015	0	311	539	227	0	337	(24)	1	(25)	100%
India Abroad Publications Inc	March 31, 2015	2	(177)	86	261	118	8	(64)	0	(64)	100%
India in NewYork Inc.	March 31, 2015	0	115	116	1	4	0	4	0	4	100%
India Abroad Publications (Canada) Inc.	March 31, 2015	0	(50)	0	50	0	0	(1)	0	(1)	100%
Rediff.com Inc	March 31, 2015	0	344	347	3	18	0	(16)	0	(16)	100%
Value Communications Corporations	March 31,2015	0	(155)	13	168	0	0	0	0	0	100%
Vubites India Private Limited	March 31,2015	1	(497)	41	537	58	0	(108)	0	(108)	100%

Note:

Exchange rate used for translating financial position of overseas subsidiaries is USD 1 = ₹ 62.59

Part “B”: Joint Venture & Associates Companies - Not Applicable

Annexure 2

Form No. MGT-9

EXTRACT OF ANNUAL RETURNAS ON THE FINANCIAL YEAR ENDED ON

[Pursuant to section 92(3) of the Companies Act, 2013 and rule 12(1) of the

Companies (Management and Administration) Rules, 2014]

I.   REGISTRATION AND OTHER DETAILS:

i.	CIN	U22100MH1996PLC096077

ii.	Registration Date	January 9, 1996

iii.	Name of the Company	Rediff.com India Limited

iv.	Category / Sub-Category of the Company	Information Technology and its enabling Services

v.	Address of the Registered office and contact details	MAHALAXMI ENGINEERING ESTATE, L. J. ROAD NO. 1, MAHIM (WEST), MUMBAI 400 016

vi.	Whether listed company	NO

vii.	Name, Address and Contact details of Registrar and Transfer Agent, if any	-

II.   PRINCIPAL BUSINESS ACTIVITIES OF THE COMPANY

All the business activities contributing 10 % or more of the total turnover of the company shall be stated:-

Sr. No.	Name and Description of main products / services	NIC Code of the Product/ service	% to total turnover of the company
1	Data processing, hosting and related activities; web portals	631	100%

III.   PARTICULARS OF HOLDING, SUBSIDIARY AND ASSOCIATE COMPANIES

Sr. No.	Name And Address Of The Company	CIN/GLN	Holding/ Subsidiary /Associate	% of shares held	Applicable Section
1.	Rediff Holding Inc.USA	-	Subsidiary	100%	Section 2(87)
2.	Value Communications Corporations USA	-	Subsidiary	100%	Section 2(87)

3.	Vubites India Private Limited	U72900MH2007PTC168009	Subsidiary	100%	Section 2(87)
4.	India Abroad Publications Inc	-	Subsidiary	100%	Section 2(87)
5.	India in NewYork Inc.	-	Subsidiary	100%	Section 2(87)
6.	India Abroad Publication (Canada) Inc.	-	Subsidiary	100%	Section 2(87)
7.	Rediff.com Inc	-	Subsidiary	100%	Section 2(87)

IV.   SHARE HOLDING PATTERN (Equity Share Capital Breakup as percentage of Total Equity)

i.  Category-wise Share Holding

Category of Shareholders	No. of Shares held at the beginning of the year				No. of Shares held at the end of the year				% Change during the year
	Demat	Physical	Total	% of Total Shares	Demat	Physical	Total	% of Total Shares
A. Promoter
1) Indian
a) Individual/ HUF		2350938	2350938	15.87		2350938	2350938	15.87	NIL
b) Central Govt
c) State Govt(s)
d) Bodies Corp		4590262	4590262	31.00		4590262	4590262	31.00	NIL
e) Banks / FI
f) Any Other

Sub-total(A)(1):-		6941200	6941200	46.87		6941200	6941200	46.87	NIL
2) Foreign
g) NRIs-Individuals		6000	6000	0.04		6000	6000	0.04	NIL
h) Other-Individuals
i) Bodies Corp.		2200000	2200000	14.86		2200000	2200000	14.86	NIL

j) Banks / FI
k) Any Other

Sub-total (A)(2):-	2206000	2206000	14.90	2206000	2206000	14.90	NIL
B. Public Shareholding
1. Institutions
a) Mutual Funds
b) Banks / FI
c) Central Govt
d) State Govt(s)
e) Venture Capital Funds
f) Insurance Companies
g) FIIs
h) Foreign Venture Capital Funds
i) Others (specify)

Sub-total (B)(1)
2. Non Institutions
a) Bodies Corp. (i) Indian (ii) Overseas	1015000	1015000	6.85	1015000	1015000	6.85	NIL
b) Individuals
(i) Individual shareholders holding nominal share capital upto ₹ 1 lakh

(ii) Individual shareholders holding nominal share capital in excess of Rs 1 lakh
c) Others(Specify)

Sub-total (B)(2)	-	-	-	-	-	-	-	-

Total Public Shareholding (B)=(B)(1)+ (B)(2)	1015000	1015000	6.85		1015000	1015000	6.85	NIL
C. Shares held by Custodian for GDRs & ADRs	4647978	4647978	31.38		4647978	4647978	31.38	NIL
Grand Total (A+B+C)	14810178	14810178	100		14810178	14810178	100	NIL

ii.  Shareholding of Promoters

Sr. No	Shareholder’s Name	Shareholding at the beginning of the year			Shareholding at the end of the year
		No. of Shares	% of total Shares of the company	% of Shares Pledged / encumbered to total shares	No. of Shares	% of total Shares of the company	% of Shares Pledged / encumbered to total shares	% change in share holding during the year
1.	Ajit Balakrishnan	1100190	7.43	NIL	1100190	7.43	NIL	NIL
2.	Arun Nanda	1244740	8.40	NIL	1244740	8.40	NIL	NIL
	Total	2344930	15.83	NIL	2344930	15.83	NIL	NIL

iii.  Change in Promoters’ Shareholding ( please specify, if there is no change

There is no change in the Promoter’s Shareholding.

V.  INDEBTEDNESS

Indebtedness of the Company including interest outstanding/accrued but not due for payment. The Company has not availed any Loan during the Year.

VI.  REMUNERATION OF DIRECTORS AND KEY MANAGERIAL PERSONNEL

A. Remuneration to Managing Director, Whole-time Directors and/or Manager

(in US$ millions)

Sl. No.	Particulars of Remuneration	Name of MD/WTD/ Manager Ajit Balakrishnan	Total Amount
1.	Gross salary

	(a) Salary as per provisions contained in section 17(1) of the Income-tax Act, 1961	0.2	0.2

	(b) Value of perquisites u/s 17(2) Income-tax Act, 1961	-	-

	(c) Profits in lieu of salary under section 17(3) Income- tax Act, 1961	-	-

2.	Stock Option	-	-

3.	Sweat Equity	-	-

4.	Commission	-	-
- as % of profit
- others, specify…

5.	Others, please specify	-	-

6.	Total (A)	0.2	0.2

Ceiling as per the Act

B. Remuneration to other directors:

(in US $ million)

Sl. No.	Particulars of Remuneration	Name of MD/WTD/ Manager
		Sunil Phatarphekar	Sridar Iyengar	Madavan Nambiar	Total Amount
	Independent Directors
	· Fee for attending board committee meetings
	· Commission
	· Others, please specify
		0.02	0.02	0.02	0.06
	Total (1)	0.02	0.02	0.02	0.06

Other Non-Executive Directors
· Fee for attending board committee meetings
· Commission
· Others, please specify
Total (2)	-	-	-	-
Total (B)=(1+2)	0.02	0.02	0.02	0.06
Total Managerial Remuneration	0.02	0.02	0.02	0.06
Overall Ceiling as per the Act

C. Remuneration to Key Managerial Personnel Other Than MD /Manager /WTD

(in Rs million)

Sl. no.	Particulars of Remuneration	Key Managerial Personnel
		CEO	Company Secretary	CFO	Total
1.	Gross salary		0.29	7.92	8.21
	(a) Salary as per provisions contained in section 17(1) of the Income-tax Act, 1961

	(b) Value of perquisites u/s 17(2) Income-tax Act, 1961		-	0.87	0.87

	(c) Profits in lieu of salary under section 17(3) Income-tax Act, 1961
2.	Stock Option
3.	Sweat Equity
4.	Commission - as % of profit - others, specify…
5.	Others, please specify
6.	Total		0.29	8.79	9.08

VII.  PENALTIES / PUNISHMENT/ COMPOUNDING OF OFFENCES:

There were no Penalties/Punishment/Compounding of offences for the year ending 31st March 2015

Annexure 3

Form No. AOC-2

(Pursuant to clause (h) of sub-section (3)of section 134 of the Act and Rule 8(2) of the Companies (Accounts) Rules, 2014)

Form for disclosure of particulars of contracts/arrangements entered into by the company with related parties referred to in sub-section (1) of section 188 of the Companies Act, 2013 including certain arms length transactions under third proviso Thereto:

1.	Details of contracts or arrangements or transactions not at arm’s length basis - NIL

2.	Details of material contracts or arrangement or transactions at arm’s length basis:

Name of the Related party	Transactions	2014-15 ₹	2013-14 ₹
India abroad Publications, Inc.	Collection made by the Company during the year on behalf of IA	15,554,659	17,231,612

	Expenses incurred and other reimbursements by the Company on behalf of IA	3,598,598	1,746,176

	Collection made by IA on behalf of the Company	343,819	4,754,960

	Amount remitted to IA	12,630,100	13,932,500

Rediff Holdings, Inc.	Provision for diminution in value of Long Term Investment	54,922,395	NIL

Vubites India Private Limited	Expenses incurred and other reimbursements by the Company on behalf of Vubites India Private Limited	3,457,082	4,917,552

	Loan given during the year (Interest free)	104,200,000	91,400,000

	Provision for doubtful loan	107,657,082	407,984,968

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF REDIFF.COM INDIA LIMITED

Report on the Consolidated Financial Statements

1.	We have audited the accompanying consolidated financial statements of REDIFF.COM INDIA LIMITED (hereinafter referred to as “the Holding Company”), and its subsidiaries (the Holding Company and its subsidiaries together referred to as “the Group”), comprising of the Consolidated Balance Sheet as at 31st March, 2015, the Consolidated Statement of Profit and Loss and the Consolidated Cash Flow Statement for the year then ended, and a summary of the significant accounting policies and other explanatory information (hereinafter referred to as “the consolidated financial statements”).

Management’s Responsibility for the Consolidated Financial Statements

2.	The Holding Company’s Board of Directors is responsible for the preparation of these consolidated financial statements in terms of the requirements of the Companies Act, 2013 (hereinafter referred to as “the Act”) that give a true and fair view of the consolidated financial position, consolidated financial performance and consolidated cash flows of the Group in accordance with the accounting principles generally accepted in India, including the Accounting Standards specified under Section 133 of the Act, read with Rule 7 of the Companies (Accounts) Rules, 2014. The respective Board of Directors of the Companies included in the Group are responsible for maintenance of adequate accounting records in accordance with the provisions of the Act for safeguarding the assets of the Group and for preventing and detecting frauds and other irregularities; the selection and application of appropriate accounting policies; making judgments and estimates that are reasonable and prudent; and the design, implementation and maintenance of adequate internal financial controls, that were operating effectively for ensuring the accuracy and completeness of the accounting records, relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error, which have been used for the purpose of preparation of the consolidated financial statements by the Directors of the Holding Company, as aforesaid.

Auditors’ Responsibility

3.	Our responsibility is to express an opinion on these consolidated financial statements based on our audit. While conducting the audit, we have taken into account the provisions of the Act, the accounting and auditing standards and matters which are required to be included in the audit report under the provisions of the Act and the Rules made thereunder.

4.	We conducted our audit in accordance with the Standards on Auditing specified under Section 143(10) of the Act. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and the disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal financial control relevant to the Holding Company’s preparation of the consolidated financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on whether the Holding Company has an adequate internal financial controls system over financial reporting in place and the operating effectiveness of such controls. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of the accounting estimates made by the Holding Company’s Board of Directors, as well as evaluating the overall presentation of the consolidated financial statements.

5.	We believe that the audit evidence obtained by us and the audit evidence obtained by the other auditors in terms of their report referred to in paragraph (8) under the Other Matters paragraph below, is sufficient and appropriate to provide a basis for our audit opinion on the consolidated financial statements.

Opinion

6.	In our opinion and to the best of our information and according to the explanations given to us, the aforesaid consolidated financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India, of the consolidated state of affairs of the Group as at 31st March, 2015, and their consolidated loss and their consolidated cash flows for the year ended on that date.

Other Matters

7.	We did not audit the financial statements of eight subsidiaries, whose financial statements reflect the Group’s share of total assets of ₹ 94,960,517 as at 31st March, 2015, and the Group’s share of total revenues of ₹ 195,616,211 and net cash outflows amounting to ₹ 82,703,876 for the year ended on that date, as considered in the consolidated financial statements. These financial statements and other financial information have been audited by other auditors whose reports have been furnished to us by the management and our opinion on the consolidated financial statements, in so far as it relates to the amounts and disclosures included in respect of these subsidiaries, and our report in terms of sub-sections (3) and (11) of Section 143 of the Act, in so far as it relates to the aforesaid subsidiaries, is based solely on the reports of the other auditors.

8.	Our opinion on the consolidated financial statements, and our report on Other Legal and Regulatory Requirements below, is not modified in respect of the above matters with respect to our reliance on the work done and the reports of the other auditors and the financial statements certified by the management.

Report on Other Legal and Regulatory Requirements

9.	As required by the Companies (Auditor’s Report) Order, 2015 (“the Order”), issued by the Central Government of India in terms of sub-section (11) of Section 143 of the Act, based on the comments in the auditors’ reports of the Holding company and the subsidiary company incorporated in India, we give in the Annexure a statement on the matters specified in paragraphs 3 and 4 of the Order, to the extent applicable.

10.	As required by Section 143(3) of the Act, we report, to the extent applicable, that:

(a)	We have sought and obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit of the aforesaid consolidated financial statements.
(b)	In our opinion, proper books of account as required by law relating to preparation of the aforesaid consolidated financial statements have been kept so far as it appears from our examination of those books and the report of the other auditors.
(c)	The Consolidated Balance Sheet, the Consolidated Statement of Profit and Loss, and the Consolidated Cash Flow Statement dealt with by this Report are in agreement with the relevant books of account maintained for the purpose of preparation of the consolidated financial statements.
(d)	In our opinion, the aforesaid consolidated financial statements comply with the Accounting Standards specified under Section 133 of the Act, read with Rule 7 of the Companies (Accounts) Rules, 2014.
(e)	On the basis of the written representations received from the directors of the Holding Company as on 31st March, 2015 taken on record by the Board of Directors of the Holding company and the reports of the statutory auditors of its subsidiary company incorporated in India, none of the directors of the Group companies incorporated in India is disqualified as on 31st March, 2015 from being appointed as a director in terms of Section 164 (2) of the Act.
(f)	With respect to the other matters to be included in the Auditor’s Report in accordance with Rule 11 of the Companies (Audit and Auditor’s) Rules, 2014, in our opinion and to the best of our information and according to the explanations given to us:

i)	The consolidated financial statements disclose the impact of pending litigations on the consolidated financial position of the Group in accordance with the generally accepted accounting practice - also refer Note 26 to the consolidated financial statements.

ii)	The Group did not have any material foreseeable losses on long-term contracts including derivative contracts.

iii)	There were no amounts which were required to be transferred to the Investor Education and Protection Fund by the Holding Company and its Subsidiary company incorporated in India.

For Deloitte Haskins & Sells LLP

Chartered Accountants

(Firm’s Registration No. 117366W/W-100018)

/s/ Shyamak R Tata

Partner

Mumbai, September 7, 2015	(Membership No. 38320)

ANNEXURE TO THE INDEPENDENT AUDITORS’ REPORT ON THE CONSOLIDATED FINANCIAL STATEMENTS

(Referred to in paragraph 10 under ‘Report on Other Legal and Regulatory Requirements’ section of our report of even date)

Our reporting on the Order includes one subsidiary company incorporated in India, to which the Order is applicable, which have been audited by other auditor and our report in respect of this company is based solely on the report of the other auditor, to the extent considered applicable for reporting under the Order in the case of the consolidated financial statements.

(i)	In respect of the fixed assets of the Holding Company and a subsidiary company incorporated in India:

(a)	The respective companies have maintained proper records showing full particulars, including quantitative details and situation of fixed assets.

(b)	The fixed assets have not been physically verified by the Management during the year but the Holding company and a subsidiary company incorporated in India has a system of verifying the fixed assets once in every three years. In our opinion and the opinion of the other auditor, the frequency of verification is at reasonable intervals. According to the information and explanations given to us and the other auditor, no material discrepancies were noticed on such verification.

(ii)	In respect of the inventories of the Holding Company and a subsidiary company incorporated in India:

The Holding company’s and a subsidiary company’s business does not involve any physical inventories and accordingly, the requirements under paragraph 4(ii) of the Order are not applicable and hence not commented upon.

(iii)	The Holding Company and a subsidiary company incorporated in India have not granted any loans, secured or unsecured, to companies, firms or other parties covered in the Register maintained under Section 189 of the Companies Act, 2013 by the respective companies.

(iv)	In our opinion and the opinion of the other auditor and according to the information and explanations given to us and the other auditor, there is an adequate internal control system in the Holding Company and a subsidiary company incorporated in India, commensurate with the size of the respective company and the nature of their business for the purchase of fixed assets and for the sale of services. During the course of our and the other auditors audit, no continuing failure to correct major weaknesses in such internal control system has been observed. The activities of the Holding company and a subsidiary company incorporated in India do not involve purchase of inventory and sale of goods.

(v)	According to the information and explanations given to us and the other auditor, the Holding Company and a subsidiary company incorporated in India have not accepted any deposit during the year and accordingly the question of complying with Sections 73 and 76 of the Companies Act, 2013 does not arise.

(vi)	According to information and explanations given to us and the other auditor, in our opinion and the opinion of the other auditor, the Holding Company and a subsidiary company incorporated in India, has not been prescribed maintenance of cost records by the Central Government under clause sub section (1) of section 148 of the Companies Act, 2013.

(vii)	According to the information and explanations given to us and the other auditor, in respect of statutory dues of the Holding Company and a subsidiary company incorporated in India:

(a)	The respective companies have been generally regular in depositing undisputed statutory dues, including provident fund, sales-tax, wealth tax, duty of customs, duty of excise, service tax, cess and any other material statutory dues, as applicable, with the appropriate authorities.

(b)	There were no undisputed amounts payable by the respective entities in respect of Provident Fund, Employees’ State Insurance, Income-Tax, Sales Tax, Wealth Tax, Service Tax, Customs Duty, Excise Duty, Value Added Tax, Cess and other material statutory dues in arrears as at 31st March, 2015 for a period of more than six months from the date they became payable.

In respect of Service tax, the unpaid service tax (excluding interest) amounted to ₹ 438,803 as on 31st March 2015 is outstanding for a period of more than six months from the date it became payable.

(c)	As at 31st March, 2015, the following are the particulars of dues on account of Income-Tax, Sales Tax, Wealth Tax, Service Tax, Customs Duty, Excise Duty, Value Added Tax and Cess matters that have not been deposited on account of any disputes by the aforesaid companies:

Name of statute	Nature of the dues	Period to which the amount relates	Forum where dispute is pending	Amount Involved (₹ In lacs)
Income-tax Act, 1961	Income Tax	Commissioner of Income Tax (Appeal)	2009-10 and 2010-11	44.85

(d)	There were no amounts which were required to be transferred to the Investor Education and Protection Fund by the Holding company and a subsidiary company incorporated in India.

(viii)	The consolidated accumulated losses of the Holding Company and a subsidiary company incorporated in India, at the end of the financial year are more than fifty percent of the consolidated net worth and the Holding Company and a subsidiary company incorporated in India have incurred cash losses on a consolidated basis during the financial year covered by our audit and in the immediately preceding financial year.

(ix)	In our opinion and the opinion of the other auditor and on the basis of information and explanations given to us and the other auditor, the Holding Company and a subsidiary company incorporated in India have neither taken any loan from financial institution, banks nor issued any debentures.

(x)	In our opinion and the opinion of the other auditor and according to the information and explanations given to us and the other auditor, the Holding Company and a subsidiary company incorporated in India has not given any guarantee for the loans taken by others from banks or financial institutions.

(xi)	In our opinion and the opinion of the other auditor and according to the information and explanations given to us and the other auditor, the Holding Company and a subsidiary company incorporated in India has not availed any term loan.

(xii)	To the best of our knowledge and according to the information and explanations given to us and the other auditor, no fraud by the Holding Company and its subsidiary company incorporated in India and no significant fraud on the Holding Company and its subsidiary company incorporated in India has been noticed or reported during the year.

For Deloitte Haskins & Sells LLP

Chartered Accountants

(Firm’s Registration No. 117366W/W-100018)

/s/ Shyamak R Tata
Partner
Mumbai, September 7, 2015	(Membership No. 38320)

REDIFF.COM INDIA LIMITED

Consolidated Balance Sheet as at March 31, 2015

	Note	As at March 31, 2015
		₹

I EQUITY AND LIABILITIES

1 Shareholders’ Funds
(a) Share Capital	3	68,975,890
(b) Reserves and Surplus	4	302,222,896
		371,198,786
2 Non - Current Liabilities
(a) Other Long Term Liabilities	5	25,108,128
(b) Long - Term Provisions	6	65,357,062
		90,465,190
3 Current Liabilities
(a) Short-term borrowings		-
(a) Trade Payables	6A	253,457,416
(b) Other Current Liabilities	7	160,165,658
(c) Short - Term Provisions	8	7,890,011
		421,513,085

TOTAL		883,177,061

II ASSETS

1 Non - Current Assets
(a) Fixed Assets	9
(i) Tangible Assets		-
(ii) Intangible Assets		-
(iii) Intangible Assets under Development		-

(b) Goodwill on Consolidation		-
(c) Non - Current Investments	10	-
(d) Long - Term Loans and Advances	11	129,315,207
		129,315,207
2 Current Assets
(a) Trade Receivables	12	154,967,399
(b) Cash and Cash Equivalents	13	519,169,090
(c) Short-Term Loans and Advances	14	44,750,317
(d) Other current assets	14A	34,975,048
		753,861,854

TOTAL		883,177,061
		-0
III NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-31

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells LLP
Chartered Accountants

/s/ Shyamak R Tata	/s/ Ajit Balakrishnan	/s/ Arun Nanda
Partner	Chairman & Managing Director	Director
	DIN: 00073814	DIN: 00034744

/s/ Pooja Lohade
Company Secretary
Mumbai, India
ACS 21584
Mumbai, September 7, 2015		Mumbai, September 4, 2015

REDIFF.COM INDIA LIMITED

Consolidated Statement of Profit and Loss for the Year Ended March 31, 2015

	Note	For the year ended March 31, 2015
		₹

I Revenue From Operations	15	937,929,449

II Other Income (Net)	16	75,393,903

TOTAL REVENUE		1,013,323,352

III Expenses:
(a) Employee Benefit Expenses	17	493,132,783
(b) Depreciation and Amortization Expense	9	116,497,258
(c) Operation and Other Expenses	18	1,042,995,156

TOTAL EXPENSES		1,652,625,197

IV LOSS BEFORE EXCEPTIONAL ITEMS AND TAX		(639,301,845)

V Exceptional Item:
Impairment of Fixed Assets	27	196,442,056
Total		196,442,056

VI Provision for Tax		904,493

VII LOSS FOR THE YEAR		(836,648,394)

VIII Earnings Per Equity Share (Face Value of ₹ 5 each ) - Basic and Diluted		(60.65)

IX NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-31

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells LLP
Chartered Accountants

/s/ Shyamak R Tata	/s/ Ajit Balakrishnan	/s/ Arun Nanda
Partner	Chairman & Managing Director	Director
	DIN: 00073814	DIN: 00034744

/s/ Pooja Lohade
Company Secretary
Mumbai, India
ACS 21584
Mumbai, September 7, 2015	Mumbai, September 4, 2015

REDIFF.COM INDIA LIMITED

Consolidated Cash Flow Statement for the Year Ended March 31, 2015

		For the year ended March 31, 2015
		₹
Cash Flow from Operating Activities
(Loss) Before Taxes		(835,743,901)
Adjustments for:
Depreciation and Amortisation Expense		116,497,258
impairment of Fixed Assets		196,442,056
Employee Stock Option Expenses		3,674,638
Interest Income		(63,761,070)
(Write Back)/ Write Off of Provision of Doubtful Receivables		2,538,223
(Profit) / Loss on Sale of Investment
(Profit) / Loss on Sale of Fixed Assets		123,609
Unrealised Exchange Difference		5,262,726
Operating Loss Before Working Capital Changes		(574,966,461)

Changes in Working Capital:
Trade Receivables		27,605,279
Loans and Advances		3,834,941
Trade Payables, Current Liabilities and Provisions		7,882,814
Other Current Assets		4,576,381
Cash used in Operating Activities		(531,067,046)

Taxes Refund, Net of (Paid)		27,447,586
Net Cash used in Operating Activities (A)		(503,619,460)

Cash Flow From Investing Activities
Payments to Acquire Fixed Assets		(74,086,471)
Proceeds from Sale of Fixed Assets		177,722
Proceeds from Sale of long term Investment		9,322,134
Interest Income Received		54,429,406
Net Cash (used in)/from Investing Activities (B)		(10,157,209)

Net (Decrease) in Cash and Cash Equivalents (A+B)		(513,776,669)
Cash and Cash Equivalents at the Beginning of the Year		1,029,286,466
Cash and Cash Equivalents at the End of the Year		515,509,797

Note ;
Cash and Cash Equivalents Include:
Cash on Hand		5,211
Bank Balances		519,163,879
Fixed deposits with banks (maturity less than 3 months)
Cash and Cash Equivalents as above		515,509,797
Effect of Exchange Rate Changes		3,659,293
Cash and Cash Equivalents as per Note 13		519,169,090

NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-31

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells LLP
Chartered Accountants

/s/ Ajit Balakrishnan
Chairman & Managing Director
/s/ Shyamak R Tata	DIN: 00073814
Partner

/s/ Arun Nanda
Director
DIN: 00034744

/s/ Pooja Lohade
Company Secretary
Mumbai, India
ACS 21584
Mumbai, September 7, 2015	Mumbai, September 4, 2015

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

1.	CORPORATE INFORMATION

Rediff.com India Limited (“Rediff”) was incorporated as a private limited company in India on January 9, 1996 under the Indian Companies Act, 1956 and was converted to a public limited company on May 29, 1998. Rediff’s American Depository Shares (“ADSs”) are listed on the NASDAQ Global Market.

In February 2001, Rediff established Rediff Holdings, Inc. (“RHI”), a Delaware Corporation, as a wholly-owned subsidiary to be a holding company for certain investments in the United States of America. In March 2001, Rediff acquired Value Communication Corporation (“ValuCom”). On February 27, 2001, RHI acquired thinkindia.com, Inc (“thinkindia”), later renamed Rediff.com Inc. On April 27, 2001, RHI acquired India Abroad Publications, Inc. (“India Abroad”), a print and online news company.

On November 26, 2010, Rediff acquired Vubites India Private Limited (“Vubites”) from the Chairman and Managing Director of Rediff (referred to as “the CMD”) and a principal shareholder in Rediff. Vubites enables small and local businesses to advertise on national TV channels within their city to reach their target audiences.

Rediff with its branch and subsidiaries (“the Group”) is in the business of providing online internet based services, focusing on India and the global Indian community. Its websites consists of channels relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger, e-commerce, broadband wireless content and mobile value-added services to mobile phone subscribers in India. The Company also enables its customers to insert localized advertisements on national television channels by providing a platform to create an advertisement and prepare a media plan. Additionally, the Company publishes weekly newspapers ‘India Abroad’ in North America.

2.	SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of preparation of financial statements

The Consolidated Financial Statements relate to REDIFF.COM INDIA LIMITED (REDIFF, the Company) and its subsidiaries. The Company’s wholly owned subsidiaries include Vubites India Private Limited incorporated in India, Rediff.com Holding Inc. and Value Communication Inc. incorporated in USA.  Rediff Holding Inc. has further two wholly owned subsidiaries viz. India Abroad Publications Inc. and Rediff.com Inc. and further step down subsidiaries viz. India New York Inc. and India Abroad Publication (Canada) Inc. The Consolidated financial statements also include Rediff.com India Limited Employee Trust as the Company has the control by way of appointment and determination of composition of Trustees to obtain economic benefits from its activities.  The Company has equity investment in associate companies viz. Tachyon Technologies Private Limited and BigSlick Infotech Private Limited as of March 31, 2015, however, the said the Company has in past made other than temporary diminution in the total value of its investment in such associates.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

The Consolidated Financial Statements have been prepared in accordance with Accounting Standard 21 (AS 21) “Consolidated Financial Statements” notified by the Companies (Accounting Standard) Rules, 2006.

In the year ended March 31, 2015, the Group incurred a net loss of ₹ (836,648,394)/-. Accumulated losses of ₹ (3,292,269,578)/- and net cash outflows of ₹ 513,776,669. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has carried out a review of its group cash flow forecast for a period of twelve months from the date of these financial statements considering historical cash requirements and has taken the assumption that there will not be any significant decline in advertising revenues and an increase in e-commerce marketplace fees. As described in Note 30, the Company has entered into an arrangement with an investor in accordance with which the Company, at its option, has the right to obtain financing subject to certain conditions, in exchange for issuance of ADS.

On the basis of the factors stated in the preceding paragraph, the Company believes it will have sufficient resources to meets its obligations as they become due within one year from the date of these consolidated financial statements.

b)	Principles of Consolidation

The consolidated financial statements have been prepared on the following basis:

i)	The financial statements of the Company and its subsidiary companies have been combined on a line-by-line basis by adding together the book value of like items of assets, liabilities, income and expenses. Intra-group balances and transactions and unrealised profits or losses have been fully eliminated.

ii)	The difference between the costs of investment in the subsidiaries and the Company’s share of equity at the time of acquisition of shares in the subsidiaries is recognised in the Financial Statements as Goodwill on consolidation or Capital Reserve on consolidation.

iii)	The difference between the proceeds from disposal of investment in a subsidiary and the carrying amount of its assets less liabilities as of date of disposal is recognised in the Statement of Profit and Loss as profit or loss on disposal of investment in subsidiaries.

iv)	The Financial Statements of the subsidiaries are drawn up to 31st March, 2015.

The subsidiaries (which along with Rediff.com India Limited, the parent, constitute the group) considered in the presentation of these Consolidated Financial Statements are

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

Name of the Subsidiary Company	Country of Incorporation	Portion of ownership Interest as at March 31, 2015
Indian Subsidiaries
Vubites India Private Limited	India	100%

Foreign Subsidiaries including step down subsidiaries.
Rediff Holdings, Inc.	USA	100%
India Abroad Publications Inc	USA	100%
India New York Inc.	USA	100%
India Abroad Publication (Canada) Inc.	Canada	100%
Value communication corporation Inc.	USA	100%

c)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in India requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.The management believes that the estimates used in preparation of the financial statements are prudent and reasonable. Future results could differ due to these estimates and the differences between the actual results and the estimates are recognised in the periods in which the results are known/materialise.

d)	Revenue recognition

India Online business

India Online business includes revenues from advertising, sponsorship and fee based services. Advertisement and sponsorship income is derived from customers who advertise on our website or from targeted mailers to Rediffmail subscribers. Fee based services include fee we earn from our e-commerce marketplace, subscription fees for our email services and our share of revenues from mobile value added services.

Revenue from display advertisement is recognized as impressions of or clicks on display advertisements are delivered or broadcast. Impressions are delivered when a sold advertisement appears in pages viewed by users. Clicks are delivered when a user clicks on the advertisement. Revenues are also derived from sponsor links placed in specific areas of the Company’s website, which generally provide users with direct links to sponsor websites. Revenue from sponsor link is recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions, or times, that an advertisement appears in pages viewed by users of the Company’s website. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved. The Company also earns revenues from the sending of mail shots to its users on behalf of advertisers and such revenues are recognized on delivery. We report our online advertisement revenues on a gross basis principally because we are the primary obligor to our advertisers.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

E-commerce marketplace fee, which is comprised of the commission and shipping revenue is recognized after receipt of confirmation that the online customer has accepted delivery of the goods. The cost of incentives provided to online customers like coupons and promo codes are reduced from revenue and where such incentives exceed the revenue amount, the excess is recognized as cost of revenue.

Subscription service revenue which is comprised of subscription fees for email and related services provided to small and large enterprises is deferred and recognized pro rata over the terms of such subscription.

Mobile value-added services revenues are derived from providing value added short messaging services (“SMS”), ring tones, picture messages, logos, wallpapers and other related services to mobile phone users. The Company contracts with third-party mobile phone operators for sharing revenues from this service. Mobile value- added services revenue is recognized when this service is rendered.

US Publishing business

US Publishing business primarily include advertising and sponsorship revenues and consumer subscription revenues earned from the publication of India Abroad, a weekly newspaper distributed primarily in the United States. It also includes the advertising revenues of Rediff India Abroad, the website catering to the Indian community in the United States.

Advertising revenues are recognized at the time of publication of the related advertisement. Subscription income is deferred and recognized pro rata as fulfilled over the terms of such subscription.

Revenues from banners and sponsorships are recognized over the contractual period of the advertisement, commencing when the advertisement is placed on the website, provided that no significant obligations remain and collection of the resulting receivable is probable. Obligations may include guarantee of a minimum number of impressions, or times that an advertisement appears in pages viewed by users of the Company’s website. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

e)	Tangible assets, intangibles, depreciation and amortisation

Tangible Assets

Tangible assets are stated at cost less accumulated depreciation less impairment loss, if any. The Company depreciates tangible assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	10 years
Computer equipment	1 to 3 years
Office equipment	3 to 10 years
Vehicles	8 years
Leasehold improvements	6 years

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

The effective rates of depreciation based on the estimated useful life of the tangible assets is higher than the rates as prescribed under Schedule II to the Companies Act, 2013.

Individual assets costing less than ₹ 5,000 are depreciated in full in the year of acquisition.

Intangible Assets

Intangible Assets are stated at cost less accumulated amortization less impairment loss, if any. Software includes costs incurred in the operations stage that provides additional functions or features to the Company's website, accounting and monitoring software. These are amortised over their estimated useful life of one to five years. Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.

f)	Impairment of assets

The carrying values of assets/cash-generating units at each balance sheet date are reviewed for impairment or more often if there is an indication of decline in value. If any indication of such impairment exists, the recoverable amounts of those assets are estimated and impairment loss is recognised, if the carrying amount of those assets exceeds their recoverable amount. The recoverable amount is the greater of the net selling price and their value in use. Value in use is arrived at by discounting the estimated future cash flows to their present value based on appropriate discount factor.

g)	Investments

Investments classified as long-term investments are stated at cost. Provision is made to recognise a decline, other than temporary, in the value of such investments.

h)	Employee benefits

(i) Short term

Short term employee benefits are recognised as an expense at the undiscounted amount expected to be paid over the period of services rendered by the employees to the Group.

(ii) Long term

The Group has both defined-contribution and defined-benefit plans.

o	Defined-contribution plans

These are plans in which the Group pays pre-defined amounts to separate funds. These comprise of contributions to the employees’ provident fund and family pension fund. The Group’s payments to the defined-contribution plans are reported as expenses during the period in which the employees perform the services that the payment covers.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

o	Defined-benefit plans

The obligation for the unfunded defined-benefit gratuity is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gain and losses are recognised in full in the Statement of Profit and Loss for the period in which they occur.

(iii) Other employee benefits

Compensated absences which accrue to employees and which can be carried to future periods but are expected to be encashed or availed in twelve months immediately following the year end are reported as expenses during the year in which the employees perform the services that the benefit covers and the liabilities are reported at the undiscounted amount of the benefits after deducting amounts already paid. Where there are restrictions on availment of encashment of such accrued benefit or where the availment or encashment is otherwise not expected to wholly occur in the next twelve months, the liability on account of the benefit is actuarially determined using the projected unit credit method

i)	Foreign currency transactions and translations.

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Monetary items of assets and liabilities denominated in a foreign currency are translated using the exchange rates prevailing at the date of Balance Sheet. Exchange gains / losses on account of exchange difference either on settlement or translation are recognised in the Statement of Profit and Loss.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

j)	Stock based compensation

The Group accounts for compensation expense under the Employee Stock Option schemes using the intrinsic value method as per the Guidance Note “Accounting for Employee Share-based Payments” issued by the Institute of Chartered Accountants of India.

k)	Earnings per share

Basic earnings per equity share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year. Diluted earnings per share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year as adjusted for the effects of all potential equity shares on account of stock options outstanding. For the purpose of Earnings Per Share calculations, ADRs (American Depository Receipts) are converted to equity shares.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

l)	Taxes

Income taxes comprise both current and deferred tax.

Current income tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws. Deferred tax is accounted for by computing the tax effect of timing differences, which arise during the year and reverse in subsequent periods. Deferred tax assets on account of accumulated losses, unabsorbed depreciation and other items are recognised only to the extent that there is virtual certainty of realisation of such assets in future.

Advance taxes and provisions for current income taxes are presented in the balance sheet after off-setting advance tax paid and income tax provision arising in the same tax jurisdiction and the Company intends to settle the asset and liability on a net basis.

m)	Cash and cash equivalent

The Group considers all highly liquid investments with a remaining maturity at the date of purchase of three months or less and that are readily convertible to known amounts of cash to be cash equivalents.

Cash and cash equivalents consist of cash on hand, balances in current accounts, deposits with banks which are unrestricted as to withdrawal and use.

n)	Research and development expenses

Revenue expenditure pertaining to research is charged to the Statement of Profit and Loss. Development costs of products are also charged to the Statement of Profit and Loss unless a product’s technological feasibility has been established, in which case such expenditure is capitalised. The amount capitalised comprises expenditure that can be directly attributed or allocated on a reasonable and consistent basis to creating, producing and making the asset ready for its intended use. Fixed assets utilised for research and development are capitalised and depreciated in accordance with the policies stated for Tangible Fixed Assets and Intangible Assets.

o)	Leases

Leasing of assets whereby the lessor essentially remains the owner of the asset is classified as operating leases. The payments made by the Group as lessee in accordance with operational leasing contracts or rental agreements are expensed proportionally during the lease or rental period respectively. Any compensation, according to agreement, that the lessee is obliged to pay to the lessor if the leasing contract is terminated prematurely is expensed during the period in which the contract is terminated.

p)	Provisions and Contingencies

A provision is recognized when the Group has a present obligation as a result of past event and it is probable that an outflow of resources will be required to settle the obligation, in respect of which reliable estimate can be made. Provisions (excluding retirement benefits) are not discounted to its present value and are determined based on best estimate required to settle the obligation at the balance sheet date. These are reviewed at each balance sheet date and adjusted to reflect the current best estimates. Contingent liabilities are not recognized but are disclosed in the notes to the financial statement. A contingent asset is neither recognized nor disclosed

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

q)	Segment Reporting

The accounting policies adopted for segment reporting are in line with the accounting policies of the Group. Segments are identified having regard to the dominant source and nature of risks and returns and internal organisation and management structure. Revenues and expenses have been identified to the segments based on their relationship to the business activity of the segment. Income/Expenses relating to the enterprise as a whole and not allocable on a reasonable basis to business segments are reflected as unallocated corporate income/expenses.

3.	SHARE CAPITAL

	As at March 31, 2015
	Number	₹
Authorised
Equity Shares of ₹ 5 each	24,000,000	120,000,000

Issued, Subscribed and Fully Paid up
Ordinary Equity Shares of ₹5 each fully paid	14,810,178	74,050,890
Less:
Treasury Shares (Refer note 3(d) below)	1,015,000	5,075,000
Adjusted: Issued and Subscribed Share Capital	13,795,178	68,975,890

a.	Reconciliation of ordinary shares outstanding at the beginning of the reporting period:

Issued and Subscribed	As at March 31, 2015
	Number	₹
At the beginning of the year	14,810,178	74,050,890
Shares issued during the year (on account of Stock Options exercised)	-	-
	14,810,178	74,050,890
Less: Treasury Shares (Refer note 3(d) below):	1,015,000	5,075,000
Outstanding at the end of the period - Adjusted	13,795,178	68,975,890

b.	Details of ordinary shares held by each shareholder holding more than 5% shares:

	As at March 31, 2015
Name of shareholder	Number	% Holding
Rediffusion Holdings Private Limited	2,200,002	14.85%
Draper International India LP	2,178,000	14.71%
Edelwiess Finance & Investments Limited.	1,523,000	10.28%
Diwan Arun Nanda	1,244,740	8.40%
Ajit Balakrishnan	1,100,190	7.43%
Rediff.com India Limited Employee Trust (Refer note 3(d) below)	1,015,000	6.85%

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

c.	Terms / rights attached to equity shares:

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

Holders of ADRs are not entitled to attend or vote at shareholders meetings. Holders of ADRs may exercise voting rights with respect to ordinary shares represented by ADRs only in accordance with the provisions of the Company’s deposit agreement and Indian Law.

Each ADRs represents one half of an equity share.

d.	During the financial year ended March 31, 2010 the Company formed Rediff.com India Limited Employee Trust (“Trust”). The Trust is controlled and administrated by senior employees of the Company. The Company is the primary beneficiary of the Trust and, accordingly has consolidated the Trust. The Trust acquired 1,015,000 shares for a consideration of ₹ 199,790,530 and reserved these shares for benefit of Company’s employees and directors.

e.	Issued and Subscribed Share Capital includes an aggregate of 194,378 Ordinary (Equity) Shares of ₹ 5 each allotted as fully paid-up pursuant to various ESOP Scheme with payment having been received in cash, for a period of five years immediately preceding the end of the financial year.

4.	RESERVES AND SURPLUS

Reserves and surplus consist of the following:

As at March 31, 2015
₹
Securities premium account
Opening balance	3,430,862,460
Addition during the year (on account of Stock Options exercised)	-
Total	3,430,862,460
Less : Treasury Shares (Refer note 3(d) above)	(194,715,530)
Closing balance	3,246,146,930
Stock option outstanding account
Opening balance	134,751,815
ESOP Compensation Cost	3,674,638
Closing balance	138,426,453
(Deficit) in the statement of profit and loss
Opening balance	(2,455,621,192)
Deficit during the year	(836,648,386)
Closing balance	(3,292,269,578)
Foreign Currency Translation Reserve
Opening balance	216,523,560
Addition during the year	3,395,531
Closing balance	219,919,091
Total	302,222,896

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

5.	OTHER LONG-TERM LIABILITIES (UNSECURED)

Other long-term liabilities consist of the following:

As at March 31, 2015
₹
Income received in advance	20,628,499
Other	4,479,629
Total	25,108,128

6.	LONG – TERM PROVISIONS

Long –term provisions consist of following:

As at March 31, 2015
₹
Provision for employee benefits:
Gratuity (unfunded)	35,156,086
Compensated absence (unfunded)	30,200,976
Total	65,357,062

6A TRADE PAYABLE

As at March 31, 2015
₹
Total outstanding dues to Micro and small Enterprises	-
Others for Goods and Services	253,457,416

Total	253,457,416

The information regarding Micro Enterprises and Small Enterprises has been determined to the extent such parties have been identified on the basis of information available with the Company.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

7.	OTHER CURRENT LIABILITIES

Other current liabilities consist of the followings:

As at March 31, 2015
₹
Capital creditors	12,583,839
Deposits from employees	3,849,887
Advance received from customers	14,793,730
Income received in advance	96,830,135
Statutory liabilities
Tax deducted at source Payable	9,331,524
Service Tax Payable	-
Others	19,236,392
Others	3,540,151

Total	160,165,658

8.	SHORT – TERM PROVISIONS

Short-term provisions consist of the followings:

As at March 31, 2015
₹
Provision for employee benefits:
Gratuity (unfunded)	2,375,977
Compensated absence (unfunded)	5,514,034
Total	7,890,011

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

9.	FIXED ASSETS

Fixed assets consist of the followings: (Amount in ₹)

Description	Gross Block as at April 1, 2014	Additions	Deletions	Gross Block as at March 31, 2015	Accumulated Depreciation as at April 1, 2014	Depreciation for the Year	Translation difference	Deletions	Accumulated Depreciation as at March 31, 2015	Net Block Value before Impairment as at March 31, 2015	Impairment as at 31st March 2015	Net Block after impairment as at 31st March 2015
Tangible assets
Furniture and fixture	22,132,900	-	(7,781,614)	14,351,286	(20,350,898)	(474,688)	(5,072)	7,781,614	(13,049,044)	1,302,242	1,302,242	-
Computer	1,032,812,262	52,388,360	(183,171,054)	902,029,568	(960,717,454)	(60,511,058)	(4,231)	183,171,054	(838,061,689)	63,967,879	63,967,879	-
Office equipment	16,594,499	861,471	(1,732,636)	15,723,334	(11,799,515)	(1,032,416)	-	1,573,898	(11,258,033)	4,465,301	4,465,301	-
Vehicle	15,106,840	-	(775,216)	14,331,624	(7,100,365)	(1,785,777)	-	632,623	(8,253,519)	6,078,105	6,078,105	-
Leasehold Improvement	26,712,491	-	-	26,712,491	(20,110,417)	(2,009,806)	-	-	(22,120,223)	4,592,268	4,592,268	-
Total tangible assets	1,113,358,992	53,249,831	(193,460,520)	973,148,303	(1,020,078,649)	(65,813,745)	(9,303)	193,159,189	(892,742,508)	80,405,795	80,405,795	-
Intangible assets												-
Software
Internally Generated	151,198,791	-	-	151,198,791	(146,966,896)	(3,276,880)	-	-	(150,243,776)	955,015	955,015	-
Acquired	247,042,388	20,648,303	-	267,690,691	(154,432,301)	(47,406,632)	-	-	(201,838,933)	65,851,758	65,851,758	-
Total intangible assets	398,241,178	20,648,304	-	418,889,482	(301,399,196)	(50,683,513)	-	-	(352,082,709)	66,806,773	66,806,773	-
Intangible assets under development (Internally Generated)	-	-	-	-	-	-	-	-	-	49,229,488	49,229,488	-
Grand Total	1,511,600,170	73,898,135	(193,460,520)	1,392,037,785	(1,321,477,845)	(116,497,258)	(9,303)	193,159,189	(1,244,825,217)	196,442,056	196,442,056	-

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

10.	NON-CURRENT INVESTMENTS

Non – current investments consists of the following:

	Face Value	No. of shares	As at March 31, 2015
	₹		₹
Trade investments
A- Others, Fully paid equity shares (unquoted)- At cost
Traveljini.com Limited	10	88,350	60,300,253
Tachyon Technologies Pvt. Ltd. (Refer Note 2 below)	10	13,177	41,700,000
Vakow Technologies Pvt. Ltd.	10	500,000	5,000,000
BigSlick Infotech Pvt. Ltd. (Refer Note 2 below)	1	59,230	4,000,000
			111,000,253
Less : Provision for diminution in value of investments			111,000,253
Net investments			-

Book value of unquoted investments (net of provisions for diminution) – ₹NIL

Notes:

1)	The provision for diminution in value of investment is as under (Amount in ₹) :

Name of the Company	2014-15
Traveljini.com Limited	60,300,253
Tachyon Technologies Pvt. Ltd.	41,700,000
Vakow Technologies Pvt. Ltd.	5,000,000
BigSlick Infotech Pvt. Ltd.	4,000,000

TOTAL (Provision for diminution in value of investments)	111,000,253

2)	The Company has investment in Tachyon Technologies Pvt. Ltd and BigSlick Infotech Pvt. Ltd. which represent 26 % and 37% of then equity capital. In view of the losses incurred by both these companies over the years, the holding company had made a provision for other than temporary diminution in their carrying value so as to reduce the carrying value to zero. No recent financial statements of these companies are available. Currently, there is no representation on the board of directors, or other participation in policy making process, the holding company (and “Group”) has no transactions with these companies. Accordingly, these companies are not accounted for investments in associates in the preparation and presentation of these consolidated financial statements.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

11.	LONG –TERM LOANS AND ADVANCES (Unsecured)

Long – term loans and advances consists of the following:

As at March 31, 2015
₹
Considered Good
Rent deposits	45,783,301
Loans to employees	2,054,050
Recoverable taxes (net of provision of ₹ 2,075,691) (Refer Note no. 25)	73,371,371
Prepaid expenses.	8,106,485
129,315,207

Notes :

1)	Loans given to employees as per the Company’s policy are not considered for the purposes of disclosure under Section 186(4) of the Companies Act, 2013.

12.	TRADE RECEVABLES

Trade receivables consist of the following:

		As at March 31, 2015
	Outstanding for a period	₹
(a)	Over six months from the date they were due for payments
	(i) Considered good#	413,094
	(ii) Considered doubtful	33,026,389
		33,439,483
(b)	Others
	(i) Considered good	154,554,328
	(ii) Considered doubtful	5,788,092
		160,342,420
	Total (a+b)	193,781,903
	Less: Provision for doubtful debts	38,814,504
		154,967,399

#The amount has been received subsequent to balance sheet date

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

13.	CASH AND CASH EQUIVALENTS

Cash and cash equivalent consist of the following:

		As at March 31, 2015
		₹
	Cash and cash equivalents
(a)	Balances with banks
	In current account	98,625,052
	In EEFC account	1,531,946
	Cash on hand	18,563
		100,175,561
(b)	Other
	In deposits account	418,993,529
		418,993,529
	Total (a+b)	519,169,090

14.	SHORT-TERM LOANS AND ADVANCES (Unsecured, considered good)

Short-term loans and advances consist of the following:

As at March 31, 2015
₹
Supplier advances	13,815,839
Rent deposits	1,259,602
Loan to employees	3,152,681
Prepaid expenses	25,916,053
Others	606,142
Total	44,750,317

14A OTHER CURRENT ASSETS

Other current assets consist of the following:

As at March 31, 2015
₹
Interest accrued but not due	4,576,381
Deposit under lien	1,500,000
Amount receivable on sale of investment	28,898,667
Total	34,975,048

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

15.	REVENUE FROM OPERATIONS

Revenue from operations consists of the following:

For the year ended March 31, 2015
₹
Online advertising	402,604,106
Fee based services	398,162,820
US Publishing	137,162,523
Total	937,929,449

16.	OTHER INCOME (NET)

Other income (net) consists of the following:

For the year ended March 31, 2015
₹
Interest income:
Interest on fixed deposits	56,458,209
Interest on income-tax refund	4,755,282
Interest others	2,547,579
Miscellaneous Income	11,632,833

Total	75,393,903

17.	EMPLOYEE BENEFIT EXPENSES

Employee benefit expenses consist of the following:

For the year ended March 31, 2015
₹
Salaries and wages	440,941,305
Contribution to provident fund	14,131,678
Gratuity	9,359,670
ESOP compensation costs	3,674,638
Staff welfare expenses	25,025,492
Total	493,132,783

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

18.	OPERATION AND OTHER EXPENSES

Operation and other expenses consist of the following:

For the year ended March 31, 2015
₹
Content Charges	24,047,818
Advertisement insertion charges	66,538,212
Multi-System Operator charges	24,333,497
Newspaper Printing and circulation	69,280,553
Domain registration charges	24,712,566
Subscription and SMS based costs	8,364,859
E-Commerce – Courier, Freight and Forward	151,059,529
Bandwidth	141,618,694
Software Usage charges	31,829,981
Product development charges	17,257,341
Advertising	103,775,764
Event cost (India Abroad)	11,272,849
Market support	84,534,245
Rent and amenities	63,679,963
Electricity charges	11,250,046
Telecommunication	5,844,180
Repairs and maintenance:
Computers	40,006,996
Others	1,326,322
Insurance	13,852,885
Travel and conveyance	39,743,729
Rates and taxes	246,061
Foreign exchange (gain)/ loss	7,304,523
Bank Charges	12,439,445
Provision for doubtful debts (net)	2,538,223
Director Remuneration/Fees	16,204,750
Legal and Professional Fees (Refer Note No. 19)	41,795,730
Loss/(Gain) on sale of Fixed Assets	123,609
Other Miscellaneous expenses	28,012,786
Total	1,042,995,156

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

19.	AUDITOR’S REMUNERATION

		2014-15
		₹

(i)	For service as auditors	2,350,000
(ii)	For taxation matters	740,000
(iii)	For other services (US GAAP and SOX)	10,719,000
(iv)	For reimbursement of expenses	277,565
(v)	For service tax*	1,741,099
		15,827,664

* Service tax credit has been availed.

20.	RETIREMENT BENEFIT PLAN

Defined – Benefit Plans

The Company offers its employees unfunded defined-benefit plan in the form of gratuity. This plan provides for a lump-sum payment to be made to vested employees at retirement, death or termination of employment. Commitments are actuarially determined at year-end. Actuarial valuation is done based on “Projected Unit Credit” method. Gains and losses of changed actuarial assumptions are charged to the Statement of Profit and Loss.

Defined benefit commitments:

2014-15
₹
Benefit obligation at the beginning of the year	32,478,974
Actuarial loss/(gain)	1,636,781
Current service cost	4,515,667
Interest cost	3,207,222
Benefits paid	(4,306,581)
Benefit obligation at the end of the year	37,532,063

Current portion	₹	2,375,977
Non-Current Portion	₹	35,156,086

Expense on defined benefit plan:

2014-15
₹
Service cost	4,515,667
Interest cost	3,207,222
Recognised net actuarial loss/(gain)	1,636,781
Net gratuity cost	9,359,670

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

The actuarial calculations used to estimate defined benefit commitments and expenses are based on the following assumptions which if changed, would affect the defined benefit commitment’s size and expense:

2014-15

Rate for discounting liabilities	7.90%
Salary escalation rate	7.00%

Expected rate of return on assets	0.00%
Mortality rates	Indian Assured live mortality table (2006-08)

The estimate of future salary increase, considered in the actuarial valuation, take account of inflation, seniority, promotion, and other relevant factors. The above information is certified by the actuary.

Experience adjustment:

	2014-15	2013-14	2012-13	2011-12	2010-11
	₹	₹	₹	₹	₹
Defined benefit obligation	37,532,063	32,478,975	30,903,456	24,414,296	21,390,558
(Deficit)	(37,532,063)	(32,478,975)	(30,903,456)	(24,414,296)	(21,390,558)
Experience adjustment on plan liabilities	(2,041,271)	(1,236,957)	(579,376)	(56,872)	(1,129,042)

Defined-Contribution Plans

The Company makes contribution towards provident fund and family pension fund to a defined contribution retirement benefit plan for qualifying employees. The provident fund and pension fund are administered by the Government of India. Under the schemes, the Company is required to contribute a specified percentage of salary to the retirement benefit schemes to fund the benefits. A sum of ₹13,957,625 has been charged to the revenue account in this respect.

21.	EMPLOYEE STOCK OPTION PLANS (ESOP)

(a) 2002 Stock Option Plan (2002 ESOP)

In January 2002, the Board of directors of the holding company approved the 2002 Stock Option Plan (“2002 ESOP”) which provide for the grant of incentive stock options and non-statutory stock options to the Company’s employees. All options under these plans are exercisable for the ADRs of the Company. A total of 280,000 of the Company’s equity shares were reserved for issuance pursuant to 2002 ESOP plan. Of which 12,000 equity shares were reserved under 2015 Stock Option Plan.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

	2002 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	11,750
Expired	(3,500)
Options outstanding, end of period	8,250	980.13	980	6.3

Options exercisable as at March 31, 2015, were 6,375 (Weighted average exercise price ₹1,381).

(b) 2004 Stock Option Plan (2004 ESOP)

In June 2004, the Board of directors of the holding company approved the 2004 Stock Option Plan (“2004 ESOP”) for grant of stock options to the Company’s employees. A total of 358,000 equity shares were reserved for issuance under the plan. Of which 91,000 equity shares were reserved under 2015 Stock Option Plan.

	2004 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	131,237
Granted	22,750
Expired	(55,112)
Forfeited	(1,500)
Options outstanding, end of period	97,375	486.72	224 to 1,042	4.4

Options exercisable as at March 31, 2015, were 76,125 (Weighted average exercise price ₹ 753).

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

(c) 2006 Stock Option Plan (2006 ESOP)

The 2006 Stock Option Plan (“2006 ESOP”) was adopted and approved by the Compensation committee of the holding company on June 20, 2006 in accordance with the approval granted by shareholders on March 31, 2006. A total of 670,000 equity shares were approved for issuance under the plan.

	2006 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	490,563
Forfeited	(1,250)
Options outstanding, end of period	489,313	403.02	10 to 1,279	3.8

Options exercisable as at March 31, 2015, were 477,313 (Weighted average exercise price ₹ 530).

(d) 2015 Stock option plan (2015 ESOP)

The compensation committee of the holding company authorized the 2015 stock option plan in their meeting held on January 27, 2015. Under the plan 103,000 equity shares (comprising of 12,000 equity shares from 2002 Stock Option Plan and 91,000 equity shares from 2004 Stock Option Plan) were reserved. Unless terminated sooner, the grant under this plan will terminate automatically after expiry of 10 years from the date of grant.

	2015 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Granted	36,800
Options outstanding, end of period	36,800	229.86	234	9.8

(e) Method used for accounting for share based payment plan:

The Company has used the intrinsic value method to account for the compensation cost of stock option to employees of the company. Intrinsic value is the amount by which the quoted market price of the underlying share exceeds the exercise price of the option. The Company’s equity shares are currently traded on the NASDAQ Global Market in the form of ADRs.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

(f) Fair Value Methodology:

The fair value of options used to compute pro forma net income and earnings per equity share have been estimated on the date of grant using Black-Scholes model.

2014-15
₹
Net loss as reported	(836,648,394)
Less: Stock-based employee compensation	3,674,638
Add: Stock- based compensation expenses determined under fair value method (Proforma) #	26,093,028
Proforma net loss	(859,066,784)

Loss per share
Basic – as reported	(60.49)
– Proforma	(62.27)

Diluted – as reported	(56.49)
– Proforma	(58.01)

# includes stock based compensation cost in respect of stock options issued prior to implementation of Guidance Note on Accounting for Employee Share-based Payments adopted by the Company with effect from April 1, 2006.

The key assumptions used in Black-Scholes model for calculating fair value are: risk-free interest rate: 1.41% to 2.10%, expected life: 5.5 to 7 years, expected volatility of shares: 79.72% to 83.64% and expected growth life in dividend: 0%.

22.	SEGMENT REPORTING

Segment report for the year ended March 31, 2015:

Primary Segment Disclosure - Business Segment

(i)	India Online business, comprised of revenues from online advertising (which includes display, performance and sponsorship formats) and fee-based services (which includes e-commerce marketplace fees and revenues from subscription-based email services and mobile value added services).

(ii)	US Publishing business, comprised of revenues from advertising and subscription for India Abroad print and online properties and online advertising revenue from the Rediff India Abroad website.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

	2015 (Amount in ₹)
Revenue from External Customers	India Online	US Publishing	Other	Total
Advertising	402,604,106	127,511,082	-	530,115,188
Fee Based Revenue	398,162,821	9,651,441	-	407,814,261
Total Revenue	800,766,926	137,162,523	-	937,929,449

Segment Results (Before Exceptional Item)	(616,335,281)	(98,360,466)	-	(714,695,748)
Add: Exceptional items (Refer Note 27)	(196,394,053)	(48,003)	-	(196,442,056)
Segment Results (After Exceptional Item)	812,729,334)	(100,217,455)		(911,137,804)

Add: Interest Income	59,000,916	25,553	228,468	59,254,937
Add: Unallocated Corporate Income				16,138,966

Loss Before Tax				(835,743,901)
Tax Expense				904,493

Loss for the Year after Tax				(836,648,394)

Other Information- Segment Assets & Liabilities	2015 (Amount in ₹)
	India Online	US Publishing	Total
Segment Assets	235,630,653	50,429,566	302,396,140
Unallocable Corporate Assets			597,116,841

Total Assets			883,177,061

Segment Liabilities	418,620,734	64,789,626	483,410,360
Unallocable Corporate Liabilities			28,567,915

Total Liabilities			511,978,275

Other Information	2015 (Amount in ₹)
	India Online	US Publishing	Total
Capital Expenditure	86,630,716	32,960	86,663,676
Depreciation and Amortization	116,142,686	354,572	116,497,258
ESOP Charge	3,674,638	-	3,674,638

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

Secondary Segment Disclosure-Geographical Segment

The geographical segments are considered for disclosure as secondary segment. Domestic Segment includes sales to customers located in India and service income accrued in India. Overseas Segment includes sales to customers located outside India.

Particulars	2015
	Domestic	Overseas	Total
Revenue from external customers	752,544,738	185,384,711	937,929,449
Segment Assets	251,966,574	50,429,566	302,396,140
Capital Expenditure	86,630,716	32,960	86,663,676

23.	OBLIGATION TOWARDS OPERATING LEASES

The Company leases office space and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net profit/loss is as follows:

2014-15
₹

Office Premises	58,666,867
Residential flats for accommodation of employees	5,013,095
Total	63,679,962

The minimum annual rental commitments under operating leases are as follows:

2014-15
₹

Not later than one year	30,142,969
Later than one year and not later than five years	35,000,223
Total payments	65,143,192

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

24.	EARNING PER EQUITY SHARES

		2014-15
A.	Net (loss) attributable to equity shareholders (₹)	(836,648,394)
B.	Weighted average number of equity shares outstanding during the year	13,795,178
C.	Potentially dilutive equity share equivalents (stock options)	-
D.	Weighted average number of equity shares and potentially dilutive equity share equivalents outstanding	13,795,178
E.	Nominal value of Equity Shares (₹)	5.00

	Basic Earnings per Share (₹)	(60.65)

	Diluted Earnings per Share (₹)	(60.65)

25.	CONTINGENCIES AND CAPITAL COMMITMENTS

Contingent liabilities:

During 2012-13, the holding Company had received a demand notice from Income Tax Authorities resulting in a contingent liability of interest u/s. 201 (1A) of ₹ 8,524,108. This was mainly on account of disallowance of payment made for purchase of bandwidth on which tax had not been deducted at source for the assessment years 2010-11 and 2011-12. The Company has paid ₹ 4,039,200 under protest and matter is pending with the Commissioner of Income Tax (Appeal).

The Income tax authorities in India have disallowed certain expenses claimed by the Company for certain years which if confirmed by the appellate authorities will be adjusted against the income tax carry forward losses claimed by the Company and not result in outflow of resources embodying economic benefits.

The Company has lodged appropriate proceedings with the relevant income tax authorities and expects to prevail in the appellate proceedings

The Group is also subject to other legal proceedings and claims, which have arisen in the ordinary course of its business. Those actions, when ultimately concluded and determined, will not, in the opinion of management, have a material effect on the results of operations, cash flows or the financial position of the Group.

The Group has not recognized any loss accrual for the litigation disputes as the Group believes that it is probable that it would be successful on resolution of the litigation. The maximum total loss relating to these disputes would be ₹ 1,276,836 excluding any interest and penalty which amount cannot be reasonably estimated.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

Capital Commitments :

2014-15
₹

Estimated amount of contracts remaining to be executed on capital account and not provided for	26,570,510

26.	DERIVATIVE TRANSACTION

The Group has not entered in to any derivative transaction during the year ended March 31, 2015.

Foreign exchange currency exposures not hedged by derivative instruments are:

		2014-15
Sl. No.	Particulars	Amount	Amount
		$	₹
1	Amount receivable on account of sale of services	377,277	23,613,743
2	Creditors payable on account of foreign currency expenditure	(232,194)	(14,533,024)
3	Foreign currency bank balances	24,476	15,31,946

27.	IMPAIRMENT OF FIXED ASSETS

At the year end, the Group has recognized an impairment loss of ₹ 196,442,056 on its Fixed Assets relating to its India Online business which includes revenue from advertising and fee based services. The impairment was on account of significant decline in advertisement revenue as there has been a continued reduction in spends by customers which is consistent with industry trends. As a consequence the Company has been experiencing a decline in its display advertisement revenue, and incurring net operating cash losses. The net realizable value of the India Online business asset group is insignificant.

28.	DEFERRED TAX ASSET

The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits and provisions for bad and doubtful debts. Such deferred tax assets have not been recognised since there is no virtual/ reasonable certainty that sufficient future taxable income will be available against which such deferred tax assets can be realised.

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

29.	Additional information as required by schedule III to the Companies Act, 2013.

	Net Assets, i.e. total assets minus total liabilities		Share in profit or loss
	As % of consolidated net assets	Amount in (₹)	As % of consolidated profit or loss	Amount in (₹)
Rediff.com India Limited	97%	361,174,314	75%	(624,691,589)
Indian Subsidiary
Vubites India Prt. Ltd.	4%	15,146,832	13%	(112,897,863)
Foreign Subsidiaries (including step down subsidiaries)
Rediff Holdings, Inc.	6%	21,830,538	3%	(24,296,775)
India Abroad Publications Inc	-8%	(31,419,789)	7%	(62,611,528)
Rediff.com Inc	-1%	(2,097,514)	2%	(15,737,380)
India New York Inc.	1%	3,085,106	0%	3,940,139
India Abroad Publication (Canada) Inc.	0%	(62,542)	0%	(581,858)
Value communication corporation Inc.	0%	(899,293)

Rediff.com Employee Trust	1%	2,941,134	0%	228,460

Total Consolidated Net Assets		371,198,786
Total Consolidated Loss				(836,648,394)

REDIFF.COM INDIA LIMITED

Notes forming part of the Consolidated Financial Statements

30.	SUBSEQUENT EVENT

On July 29, 2015, the Company entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Investor”). The Purchase Agreement provides that the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, up to an aggregate of US$15 Million of the Company’s American Depositary Shares (“ADSs”) over the 36-month term of the Agreement in amount as described in the Purchase Agreement. Upon shareholder approval and upon effectiveness of registration statement covering the resale of ADSs, the Company can elect its discretion to sell ADSs to the investor pursuant to either regular purchase amounts or accelerated purchase amounts. The amounts of ADSs which may be sold to the Investor pursuant to any regular purchase range from 40,000 ADSs to 100,000 ADSs, depending on the then current trading price of the Company’s ADSs on Nasdaq (but not to exceed US$500,000 on any single purchase date). In addition, the Company has the right, but not the obligation, to sell accelerated purchase amounts. The purchase price for any ADSs sold pursuant a regular purchase, will be 98% of the lower of the (a) the lowest sale price of the ADSs on Nasdaq on the regular purchase date or (b) the average of the three lowest closing sale prices over the preceding 10 trading-day period. The purchase price for any ADSs sold pursuant to an accelerated purchase, will be 98% of the lower of (a) the closing sale price of the ADSs on Nasdaq on the accelerated purchase date or (b) 94% of a volume weighted average purchase price on the accelerated purchase date. The Company will file an application with the Nasdaq to list the ADSs to be sold to the Investor pursuant to the Purchase Agreement. The Company is required to file a registration statement covering the resale of the ADSs, so that such ADSs may be sold by the Investor from time to time pursuant to a Registration Rights Agreement entered into between the Company and Investor. Under the Purchase Agreement, the Investor and its affiliates have a beneficial ownership limitation of 4.99% of the then issued and outstanding equity securities of the Company. The issuance of the shares underlying the ADSs must be approved by the Company’s shareholders prior to any purchases under the Purchase Agreement. The Purchase Agreement and Registration Rights Agreement also contain customary representations, warranties, conditions and indemnification provisions.

31.	The Company has prepared its consolidated financial statements for the first time and hence corresponding figures for the previous year have not been given.

For and on behalf of the Board of Directors

/s/ Ajit Balakrishnan	/s/ Arun Nanda
Chairman & Managing Director	Director
DIN: 00073814	DIN: 00034744

/s/ Pooja Lohade
Company Secretary
Mumbai, India
ACS 21584
Date: September 4, 2015

INDEPENDENT AUDITORS’ REPORT

TO THE MEMBERS OF REDIFF.COM INDIA LIMITED

Report on the Standalone Financial Statements

1.	We have audited the accompanying standalone financial statements of REDIFF.COM INDIA LIMITED ("the Company"), which comprise the Balance Sheet as at 31st March, 2015, the Statement of Profit and Loss, the Cash Flow Statement for the year then ended, and a summary of the significant accounting policies and other explanatory information.

Management's Responsibility for the Standalone Financial Statements

2.	The Company's Board of Directors is responsible for the matters stated in Section 134(5) of the Companies Act, 2013 ("the Act") with respect to the preparation of these standalone financial statements that give a true and fair view of the financial position, financial performance and cash flows of the Company in accordance with the accounting principles generally accepted in India, including the Accounting Standards specified under Section 133 of the Act, read with Rule 7 of the Companies (Accounts) Rules, 2014. This responsibility also includes maintenance of adequate accounting records in accordance with the provisions of the Act for safeguarding the assets of the Company and for preventing and detecting frauds and other irregularities; selection and application of appropriate accounting policies; making judgments and estimates that are reasonable and prudent; and design, implementation and maintenance of adequate internal financial controls, that were operating effectively for ensuring the accuracy and completeness of the accounting records, relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

3.	Our responsibility is to express an opinion on these standalone financial statements based on our audit. We have taken into account the provisions of the Act, the accounting and auditing standards and matters which are required to be included in the audit report under the provisions of the Act and the Rules made thereunder. We conducted our audit in accordance with the Standards on Auditing specified under Section 143(10) of the Act. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

4.	An audit involves performing procedures to obtain audit evidence about the amounts and the disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal financial control relevant to the Company's preparation of the financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on whether the Company has in place an adequate internal financial controls system over financial reporting and the operating effectiveness of such controls. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of the accounting estimates made by the Company's Directors, as well as evaluating the overall presentation of the financial statements.

5.	We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion on the standalone financial statements.

Opinion

6.	In our opinion and to the best of our information and according to the explanations given to us, the aforesaid standalone financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India, of the state of affairs of the Company as at 31st March, 2015, and its loss and its cash flows for the year ended on that date.

Report on Other Legal and Regulatory Requirements

7.	As required by the Companies (Auditor’s Report) Order, 2015 (“the Order”) issued by the Central Government in terms of Section 143(11) of the Act, we give in the Annexure a statement on the matters specified in paragraphs 3 and 4 of the Order.

8.	As required by Section 143 (3) of the Act, we report that:

(a)	We have sought and obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit.

(b)	In our opinion, proper books of account as required by law have been kept by the Company so far as it appears from our examination of those books.

(c)	The Balance Sheet, the Statement of Profit and Loss, and the Cash Flow Statement dealt with by this Report are in agreement with the books of account.

(d)	In our opinion, the aforesaid standalone financial statements comply with the Accounting Standards specified under Section 133 of the Act, read with Rule 7 of the Companies (Accounts) Rules, 2014.

(e)	On the basis of the written representations received from the directors as on 31st March, 2015 taken on record by the Board of Directors, none of the directors is disqualified as on 31st March, 2015 from being appointed as a director in terms of Section 164 (2) of the Act.

(f)	With respect to the other matters to be included in the Auditor's Report in accordance with Rule 11 of the Companies (Audit and Auditors) Rules, 2014, in our opinion and to the best of our information and according to the explanations given to us:

i.	The Company has disclosed the impact of pending litigations on its financial position in its financial statements in accordance with generally accepted accounting practice – also Refer Note 26 to the financial statements;

ii.	The Company did not have any long-term contracts including derivative contracts for which there were any material foreseeable losses.

iii.	There were no amounts which were required to be transferred to the Investor Education and Protection Fund by the Company.

For Deloitte Haskins & Sells LLP
Chartered Accountants
(Firm Registration No. 117366W/W-100018)

/s/ Shyamak R Tata
Partner
Mumbai, 7th September, 2015	(Membership No. 38320)

REDIFF.COM INDIA LIMITED

ANNEXURE TO THE INDEPENDENT AUDITORS’ REPORT

(Referred to in paragraph 7 under ‘Report on Other Legal and Regulatory Requirements’ section of our report of even date)

In our opinion and according to the information and explanations given to us, the nature of the Company’s business/activities during the year are such that clauses (ii) and (vi) of paragraph 3 of the Order are not applicable to the Company. In respect of the other clauses, we report as under:

(i)	In respect of its fixed assets;

a)	The Company has maintained proper records showing full particulars, including quantitative details and situation of fixed assets.

b)	The fixed assets have not been physically verified by the Management during the year but the Company has a system of verifying the fixed assets once in every three years. In our opinion the frequency of verification is at reasonable intervals.

(ii)	The Company has not granted any loans, secured or unsecured, to companies, firms or other parties covered in the Register maintained under Section 189 of the Companies Act, 2013.

(iii)	In our opinion and according to the information and explanations given to us, there is an adequate internal control system commensurate with the size of the Company and nature of its business for the purchase of fixed assets and for the sale of services and during the course of our audit, we have not observed any continuing failure to correct major weaknesses in such internal control system. The nature of the Company’s business is such that it does not involve purchase of inventories and sale of goods.

(iv)	According to information and explanations given to us, the Company has not accepted any deposit during the year.

(v)	According to the information and explanations given to us, in respect of statutory dues:

a)	The Company has generally been regular in depositing undisputed statutory dues, including Provident Fund, Employees’ State Insurance, Income-tax, Sales Tax, Wealth Tax, Customs Duty, Excise Duty, Value Added Tax, Cess and other material statutory dues applicable to it with the appropriate authorities.

There were no undisputed amounts payable in respect of provident fund, employee state insurance, income tax, sales tax, wealth tax, customs duty, excise duty, service tax, value added tax, cess and other material statutory dues in arrears as at 31st March 2015 for a period of more than six months from the date they became payable.

In respect of Service tax, the unpaid service tax (excluding interest) amounted to ₹ 438,803 as on 31st March 2015 is outstanding for a period of more than six months from the date it became payable.

b)	Details of dues of Income-tax, Sales Tax, Wealth Tax, Service Tax, Customs Duty, Excise Duty and Cess, as applicable, which have not been deposited as on 31st March, 2015 on account of disputes are given below:

Name of Statute	Nature of Dues	Forum where Dispute is Pending	Period to which the Amount Relates	Amount Involved (₹)
Income-tax Act, 1961	Income Tax	Commissioner of Income Tax (Appeal)	2009-10 and 2010-11	4,484,908

c)	There were no amounts which were required to be transferred to the Investor Education and Protection Fund by the Company.

(vi)	The accumulated losses of the Company at the end of the financial year are more than fifty per cent of its net worth and the Company has incurred cash losses during the financial year covered by our audit and in the immediately preceding financial year.

(vii)	In our opinion and according to the information and explanations given to us, there were no loans taken by the Company from financial institutions and banks and the company has not issued any debentures

(viii)	In our opinion and according to the information and explanations given to us, during the year the Company has not given any guarantee for loans taken by others from banks and financial institutions.

(ix)	According to the information and explanations given to us, the Company has not availed any term loan.

(x)	To the best of our knowledge and according to the information and explanations given to us, no fraud by the Company and no significant fraud on the Company has been noticed or reported during the year.

For Deloitte Haskins & Sells LLP
Chartered Accountants
(Firm Registration No. 117366W/W-100018)

/s/ Shyamak R Tata
Partner
Mumbai, 7th September, 2015	(Membership No. 38320)

REDIFF.COM INDIA LIMITED

Balance Sheet as at March 31, 2015

			Note	As at March 31, 2015	As at March 31, 2014
				₹	₹

I	EQUITY AND LIABILITIES

1	Shareholders’ Funds
	(a)	Share Capital	3	74,050,890	74,050,890
	(b)	Reserves and Surplus	4	437,527,654	1,221,124,082
				511,578,544	1,295,174,972
2	Non - Current Liabilities
	(a)	Other Long Term Liabilities	5	20,628,499	19,188,361
	(b)	Long - Term Provisions	6	61,608,736	55,929,812
				82,237,235	75,118,173
3	Current Liabilities
	(a)	Short-term borrowings		-	-
	(a)	Trade Payables	6A	204,080,881	185,936,378
	(b)	Other Current Liabilities	7	183,932,709	161,358,335
	(c)	Short - Term Provisions	8	7,389,741	8,206,839
				395,403,331	355,501,552

	TOTAL			989,219,110	1,725,794,697

II	ASSETS

1	Non - Current Assets
	(a)	Fixed Assets	9
		(i) Tangible Assets		-	80,922,082
		(ii) Intangible Assets		-	96,713,356
		(iii) Intangible Assets under Development		-	36,639,725
				-	214,275,163

	(b)	Non - Current Investments	10	-	54,922,395
	(c)	Long - Term Loans and Advances	11	308,241,702	312,458,856
				308,241,702	367,381,251
2	Current Assets
	(a)	Trade Receivables	12	127,190,017	165,542,874
	(b)	Cash and Cash Equivalents	13	508,366,738	939,308,715
	(c)	Short-Term Loans and Advances	14	39,344,272	37,786,694
	(d)	Other current assets	14A	6,076,381	1,500,000
				680,977,408	1,144,138,283

	TOTAL			989,219,110	1,725,794,697
				-	-
III	NOTES FORMING PART OF THE FINANCIAL STATEMENTS		1-34

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells LLP
Chartered Accountants

/s/ Shyamak R Tata	/s/ Ajit Balakrishnan	/s/ Arun Nanda
Partner	Chairman & Managing Director	Director
	DIN: 00073814	DIN: 00034744

/s/ Pooja Lohade
Company Secretary
Mumbai, India
ACS 21584
Mumbai, September 7, 2015	Mumbai, September 4, 2015

REDIFF.COM INDIA LIMITED

Statement of Profit and Loss for the Year Ended March 31, 2015

	Note	For the year ended March 31, 2015	For the year ended March 31, 2014
		₹	₹

I Revenue From Operations	15	742,313,239	784,380,935

II Other Income (Net)	16	75,117,593	124,505,338

TOTAL REVENUE		817,430,832	908,886,273

III Expenses:
(a) Employee Benefit Expenses	17	357,753,445	346,924,679
(b) Depreciation and Amortization Expense	9	104,790,430	139,709,101
(c) Operation and Other Expenses	18	787,867,136	727,468,348

TOTAL EXPENSES		1,250,411,011	1,214,102,128

IV LOSS BEFORE EXCEPTIONAL ITEMS AND TAX		(432,980,179)	(305,215,855)

V Exceptional Items:
Impairment of Fixed Assets	31	191,711,410	-
Diminution in Long Term Investments, etc.	30	162,579,477	421,138,377
Total		354,290,887	421,138,377

VI Provision for Tax		-	-

VII LOSS FOR THE YEAR		(787,271,066)	(726,354,232)

VIII Earnings Per Equity Share (Face Value of ₹5 each ) - Basic and Diluted		(53.16)	(49.04)

IX NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-34

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells LLP
Chartered Accountants

/s/ Shyamak R Tata	/s/ Ajit Balakrishnan	/s/ Arun Nanda
Partner	Chairman & Managing Director	Director
	DIN: 00073814	DIN: 00034744

/s Pooja Lohade
Company Secretary
Mumbai, India
ACS 21584
Mumbai, September 7, 2015	Mumbai, September 4, 2015

REDIFF.COM INDIA LIMITED

Cash Flow Statement for the Year Ended March 31, 2015

Particulars		For the year ended March 31, 2015	For the year ended March 31, 2014
		₹	₹
Cash Flow from Operating Activities
(Loss) Before Taxes		(787,271,066)	(726,354,232)
Adjustments for:
Depreciation and Amortisation Expense		104,790,430	139,709,101
Impairment of Fixed assets		191,711,411	-
Employee Stock Option Expenses		3,674,638	6,850,338
Interest Income		(63,484,760)	(119,573,944)
(Write Back)/ Write Off of Provision of Doubtful Receivables		655,558	9,889,181
Provision for dimunition in long term investment etc.		162,579,477	421,138,377
(Profit) / Loss on Sale of Fixed Assets		123,609	(28,326)
Unrealised Exchange Difference		5,444,484	8,702,461
Operating Loss Before Working Capital Changes		(381,776,218)	(259,667,044)

Changes in Working Capital:
Trade Receivables		34,268,558	3,687,933
Loans and Advances		(1,792,664)	17,116,279
Trade Payables, Current Liabilities and Provisions		2,863,586	20,084,049
Other Current Assets		4,576,381	(1,500,000)
Cash used in Operating Activities		(341,860,356)	(220,278,783)

Taxes Refund, Net of paid		34,234,698	134,729,394
Net Cash used in Operating Activities (A)		(307,625,659)	(85,549,389)

Cash Flow From Investing Activities
Payments to Acquire Fixed Assets		(70,120,871)	(86,310,732)
Proceeds from Sale of Fixed Assets		177,722	469,511
Loan given to Vubites India Pvt Ltd		(107,657,082)	(96,317,552)
Loan given to India abroad publication Inc.		-	(34,487,128)
Repayment of Loan from India abroad publications Inc.		-	83,666,293
Interest Income Received		54,153,097	82,335,942
Net Cash (used in)/from Investing Activities (B)		(123,447,134)	(50,643,666)

Net (Decrease) in Cash and Cash Equivalents (A+B)		(431,072,793)	(136,193,055)
Cash and Cash Equivalents at the Beginning of the Year		939,155,784	1,075,348,839
Cash and Cash Equivalents at the End of the Year		508,082,991	939,155,784

Note ;

Cash and Cash Equivalents Include:
Cash on Hand		5,211	5,211
Bank Balances		508,077,780	939,150,573
Cash and Cash Equivalents as above		508,082,991	939,155,784
Effect of Exchange Rate Changes		283,747	152,931
Cash and Cash Equivalents per Note 13		508,366,738	939,308,715
			-
NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-34

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells LLP
Chartered Accountants

/s/ Shyamak R Tata	/s/ Ajit Balakrishnan	/s/ Arun Nanda
Partner	Chairman & Managing Director	Director
	DIN: 00073814	DIN: 00034744

/s/ Pooja Lohade
Company Secretary
Mumbai, India
ACS 21584
Mumbai, September 7, 2015	Mumbai, September 4, 2015

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

1.	CORPORATE INFORMATION

Rediff.com India Limited (“Rediff” or “the Company”) is in the business of providing online internet based services, focusing on India and the global Indian community. Its websites consists of matters relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger, e-commerce, broadband wireless content and mobile value-added services to mobile phone subscribers in India.

2.	SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of preparation of financial statements

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in India (Indian GAAP) and comply with the Accounting Standards specified under Section 133 of the Companies Act, 2013, read with rule 7 of the Companies (Accounts) Rules, 2014.

In the year ended March 31, 2015, the Company incurred a net loss of ₹ 787,271,066/-. Accumulated losses of ₹ 3,131,761,259/- and net cash outflows of ₹ 431,072,793. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has carried out a review of its cash flow forecast for a period of twelve months from the date of these financial statements considering historical cash requirements and has taken the assumption that there will not be any significant decline in advertising revenues and an increase in e-commerce marketplace fees. As described in Note 33, the Company has entered into an arrangement with an investor in accordance with which the Company, at its option, has the right to obtain financing subject to certain conditions, in exchange for issuance of ADS.

On the basis of the factors stated in the preceding paragraph, the Company believes it will have sufficient resources to meets its obligations as they become due within one year from the date of these financial statements.

b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in India requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The management believes that the estimates used in preparation of the financial statements are prudent and reasonable. Future results could differ due to these estimates and the differences between the actual results and the estimates are recognised in the periods in which the results are known/materialise.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

c)	Revenue recognition

Revenues comprise of revenues from online advertising and fee based services. Online advertising includes advertisement and sponsorships. Fee based services include e-commerce, subscription services and mobile value-added services. E-commerce revenues primarily comprise of commission earned on sale of items to customers who shop online while subscription services comprise of subscriptions received for using e-mail, matchmaker and other subscriber services. Mobile value-added services include revenues derived from mobile operators based on value added text messages received and sent by mobile subscribers over their mobile phones.

Online advertising

Advertisement and sponsorship income is derived from customers who advertise on the Company's website or to whom direct links from the Company's website to their own websites are provided.

Revenue from display of advertisement and sponsorships is recognised ratably based on the delivery over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company's website, which generally provide users with direct links to sponsor websites. These revenues are recognised ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions or clicks or leads or times that an advertisement appears in pages viewed by users of the Company's website. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved. The Company earn revenues from the sending of email messages to its users on behalf of advertisers and such revenues are recognized ratably over the contracted period.

Fee based services

Online shopping (E-commerce) revenue primarily consists of commission from the sale of books, music, apparel, confectionery, gifts and other items to retail customers who shop at the Company's online store. The Company recognizes as revenues the commission earned on these transactions and shipping costs recovered from customers. The Company provides incentives to its customers in the form of coupons and promo codes. These incentives are treated as reductions in revenue and in cases where such incentives exceed the commission amount; the excess is recognized as cost of revenue.

Subscription service revenues primarily include income from various paid email, web hosting and other service products that cater to a cross section of the Company’s registered user base. The revenue for subscription based service products is deferred and recognised ratably over the period of subscription.

Subscription revenues are also derived from providing mobile value added services (MVAS) such as e-mail and other related products to mobile phone users. The Company contracts with third party mobile operators for sharing revenues from these services. SMS based revenues are recognised when the service is performed.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

d)	Tangible assets, intangibles, depreciation and amortisation

Tangible Assets

Tangible assets are stated at cost less accumulated depreciation and impairment loss, if any. The Company depreciates tangible assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	10 years
Computer equipment	1 to 3 years
Office equipment	3 to 10 years
Vehicles	8 years
Leasehold improvements	6 years

The effective rates of depreciation based on the estimated useful life of the tangible assets is higher than the rates as prescribed under Schedule II to the Companies Act, 2013.

Individual assets costing less than ₹ 5,000 are depreciated in full in the year of acquisition.

Intangible Assets

Intangible Assets are stated at cost less accumulated amortization and impairment loss, if any. Software includes costs incurred in the operations stage that provides additional functions or features to the Company's website, accounting and monitoring software. These are amortised over their estimated useful life of one to five years. Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.

e)	Impairment of assets

The carrying values of assets/cash-generating units at each balance sheet date are reviewed for impairment or more often if there is an indication of decline in value. If any indication of such impairment exists, the recoverable amounts of those assets are estimated and impairment loss is recognised, if the carrying amount of those assets exceeds their recoverable amount. The recoverable amount is the greater of the net selling price and their value in use. Value in use is arrived at by discounting the estimated future cash flows to their present value based on appropriate discount factor.

f)	Investments

Investments classified as long-term investments are stated at cost. Provision is made to recognise a decline, other than temporary, in the value of such investments. Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

g)	Employee benefits

(i) Short term

Short term employee benefits are recognised as an expense at the undiscounted amount expected to be paid over the period of services rendered by the employees to the Company.

(ii) Long term

The Company has both defined-contribution and defined-benefit plans.

o	Defined-contribution plans

These are plans in which the Company pays pre-defined amounts to separate funds. These comprise of contributions to the employees’ provident fund and family pension fund. The Company’s payments to the defined-contribution plans are reported as expenses during the period in which the employees perform the services that the payment covers.

o	Defined-benefit plans

The obligation for the unfunded defined-benefit gratuity is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gain and losses are recognised in full in the Statement of Profit and Loss for the period in which they occur.

(iii) Other employee benefits

Compensated absences which accrue to employees and which can be carried to future periods but are expected to be encashed or availed in twelve months immediately following the year end are reported as expenses during the year in which the employees perform the services that the benefit covers and the liabilities are reported at the undiscounted amount of the benefits after deducting amounts already paid. Where there are restrictions on availment of encashment of such accrued benefit or where the availment or encashment is otherwise not expected to wholly occur in the next twelve months, the liability on account of the benefit is actuarially determined using the projected unit credit method

h)	Foreign currency transactions and translations.

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Monetary items of assets and liabilities denominated in a foreign currency are translated using the exchange rates prevailing at the date of Balance Sheet. Exchange gains / losses on account of exchange difference either on settlement or translation are recognised in the Statement of Profit and Loss.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

i)	Stock based compensation

The Company accounts for compensation expense under the Employee Stock Option schemes using the intrinsic value method as per the Guidance Note “Accounting for Employee Share-based Payments” issued by the Institute of Chartered Accountants of India.

j)	Earnings per share

Basic earnings per equity share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year. Diluted earnings per share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year as adjusted for the effects of all potential equity shares on account of stock options outstanding. For the purpose of Earnings Per Share calculations, ADRs (American Depository Receipts) are converted to equity shares.

k)	Taxes

Income taxes comprise both current and deferred tax.

Current income tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws. Deferred tax is accounted for by computing the tax effect of timing differences, which arise during the year and reverse in subsequent periods. Deferred tax assets on account of accumulated losses, unabsorbed depreciation and other items are recognised only to the extent that there is virtual certainty of realisation of such assets in future.

Advance taxes and provisions for current income taxes are presented in the balance sheet after off-setting advance tax paid and income tax provision arising in the same tax jurisdiction and the Company intends to settle the asset and liability on a net basis.

l)	Cash and cash equivalent

The Company considers all highly liquid investments with a remaining maturity at the date of purchase of three months or less and that are readily convertible to known amounts of cash to be cash equivalents.

Cash and cash equivalents consist of cash on hand, balances in current accounts, deposits with banks which are unrestricted as to withdrawal and use.

m)	Research and development expenses

Revenue expenditure pertaining to research is charged to the Statement of Profit and Loss. Development costs of products are also charged to the Statement of Profit and Loss unless a product’s technological feasibility has been established, in which case such expenditure is capitalised. The amount capitalised comprises expenditure that can be directly attributed or allocated on a reasonable and consistent basis to creating, producing and making the asset ready for its intended use. Fixed assets utilised for research and development are capitalised and depreciated in accordance with the policies stated for Tangible Fixed Assets and Intangible Assets.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

n)	Leases

Leasing of assets whereby the lessor essentially remains the owner of the asset is classified as operating leases. The payments made by the Company as lessee in accordance with operational leasing contracts or rental agreements are expensed proportionally during the lease or rental period respectively. Any compensation, according to agreement, that the lessee is obliged to pay to the lessor if the leasing contract is terminated prematurely is expensed during the period in which the contract is terminated.

o)	Provisions and Contingencies

A provision is recognized when the Company has a present obligation as a result of past event and it is probable that an outflow of resources will be required to settle the obligation, in respect of which reliable estimate can be made. Provisions (excluding retirement benefits) are not discounted to its present value and are determined based on best estimate required to settle the obligation at the balance sheet date. These are reviewed at each balance sheet date and adjusted to reflect the current best estimates. Contingent liabilities are not recognized but are disclosed in the notes to the financial statement. A contingent asset is neither recognized nor disclosed.

3.	SHARE CAPITAL

	As at March 31, 2015		As at March 31, 2014
	Number	₹	Number	₹
Authorised
Equity Shares of ₹ 5 each	24,000,000	120,000,000	24,000,000	120,000,000

Issued, Subscribed and Fully Paid up
Ordinary Equity Shares of ₹5 each fully paid	14,810,178	74,050,890	14,810,178	74,050,890

a.	Reconciliation of ordinary shares outstanding at the beginning and at the end of the reporting period:

	As at March 31, 2015		As at March 31, 2014
	Number	₹	Number	₹
At the beginning of the year	14,810,178	74,050,890	14,810,178	74,050,890
Shares issued during the year (on account of Stock Options exercised)	-	-	-	-
Outstanding at the end of the period	14,810,178	74,050,890	14,810,178	74,050,890

b.	Details of ordinary shares held by each shareholder holding more than 5% shares:

	As at March 31, 2015		As at March 31, 2014
Name of shareholder	Number	% Holding	Number	% Holding
Rediffusion Holdings Private Limited	2,200,002	14.85%	2,200,002	14.85%
Draper International India LP	2,178,000	14.71%	2,178,000	14.71%
Edelwiess Finance & Investments Limited.	1,523,000	10.28%	1,523,000	10.28%
Diwan Arun Nanda	1,244,740	8.40%	1,244,740	8.40%
Ajit Balakrishnan	1,100,190	7.43%	1,100,190	7.43%
Rediff.com India Limited Employee Trust	1,015,000	6.85%	1,015,000	6.85%

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

c.	Terms / rights attached to equity shares:

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

Holders of ADRs are not entitled to attend or vote at shareholders meetings. Holders of ADRs may exercise voting rights with respect to ordinary shares represented by ADRs only in accordance with the provisions of the Company’s deposit agreement and Indian Law.

Each ADRs represents one half of an equity share.

d.	Issued and Subscribed Share Capital includes an aggregate of 194,378 (Previous year 194,378) Ordinary (Equity) Shares of ₹ 5 each allotted as fully paid-up pursuant to various ESOP Scheme with payment having been received in cash, for a period of five years immediately preceding the end of the financial year.

4.	RESERVES AND SURPLUS

Reserves and surplus consist of the following reserves:

	As at March 31, 2015	As at March 31, 2014
	₹	₹
Securities premium account
Opening balance	3,430,862,460	3,430,862,460
Addition during the year (on account of Stock Options exercised)	-	-
Closing balance	3,430,862,460	3,430,862,460
Stock option outstanding account
Opening balance	134,751,815	127,901,477
ESOP Compensation Cost	3,674,638	68,50,338
Closing balance	138,426,453	134,751,815
(Deficit) in the statement of profit and loss
Opening balance	(2,344,490,193)	(1,618,135,961)
Deficit during the year	(787,271,066)	(726,354,232)
Closing balance	(3,131,761,259)	(2,344,490,193)
Total	437,527,654	1,221,124,082

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

5.	OTHER LONG-TERM LIABILITIES (UNSECURED)

Other long-term liabilities consist of the followings:

	As at March 31, 2015	As at March 31, 2014
	₹	₹
Income received in advance	20,628,499	19,188,361

Total	20,628,499	19,188,361

6.	LONG – TERM PROVISIONS

Long –term provisions consist of following:

	As at March 31, 2015	As at March 31, 2014
	₹	₹
Provision for employee benefits:
Gratuity (unfunded)	33,472,482	28,551,561
Compensated absence (unfunded)	28,136,254	27,378,251
Total	61,608,736	55,929,812

6A. TRADE PAYABLES

	As at March 31, 2015	As at March 31, 2014
	₹	₹
Total outstanding dues to Micro and small Enterprises	-	-
Others for Goods and Services	204,080,881	185,936,378

Total	204,080,881	185,936,378

The information regarding Micro Enterprises and Small Enterprises has been determined to the extent such parties have been identified on the basis of information available with the Company.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

7.	OTHER CURRENT LIABILITIES

Other current liabilities consist of the followings:

	As at March 31, 2015	As at March 31, 2014
	₹	₹
Capital creditors	12,583,839	177,000
Deposits from employees	3,849,887	3,849,887
Advance received from customers	5,325,993	13,687,487
Income received in advance	80,299,102	67,600,485
Other Liabilities	2,158,915	1,175,483
Statutory liabilities
Tax deducted at source Payable	8,555,092	8,292,895
Service Tax Payable	-	12,802,977
Others	18,956,526	2,623,519
Other payables to related parties (unsecured):
India Abroad Publications Inc.	105,054	1,122,912
Rediff.com Inc.	39,382,289	37,815,555
Rediff Holding Inc.	3,963,049	3,805,388
Value Communication Corporation	8,752,963	8,404,747

Total	183,932,709	161,358,335

8.	SHORT – TERM PROVISIONS

Short-term provisions consist of the followings:

	As at March 31, 2015	As at March 31, 2014
	₹	₹
Provision for employee benefits:
Gratuity (unfunded)	2,244,316	2,614,680
Compensated absence (unfunded)	5,145,425	5,592,159
Total	7,389,741	8,206,839

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

9.	FIXED ASSETS

Fixed assets consist of the followings: (Amount in ₹)

Description	Gross Block as at April 1, 2014	Additions	Deletions	Gross Block as at March 31, 2015	Accumulated Depreciation as at April 1, 2014	Depreciation for the Year	Deletions	Accumulated Depreciation as at March 31, 2015	Net Block Value before Impairment as at March 31, 2015	Impairment as at 31st March 2015	Net Block after impairment as at 31st March 2015	Net Block Value as at March 31, 2014
Tangible assets
Furniture and fixture	20,704,331	-	(7,781,614)	12,922,717	(19,137,814)	(316,919)	7,781,614	(11,673,119)	1,249,598	1,249,598	-	1,566,517
	20,542,335	161,996	-	20,704,331	(18,542,998)	(594,816)	-	(19,137,814)	1,566,517	-	1,566,517	1,999,337
Computer	934,963,415	48,493,571	(183,171,054)	800,285,932	(874,945,160)	(49,083,779)	183,171,054	(740,857,885)	59,428,047	59,428,047	-	60,018,255
	1,241,817,920	23,998,845	(330,853,350)	934,963,415	(1,124,616,248)	(81,178,890)	330,849,978	(874,945,160)	60,018,255	-	60,018,255	117,201,672
Office equipment	16,043,003	796,371	(1,732,636)	15,106,738	(11,314,235)	(1,019,413)	1,573,898	(10,759,750)	4,346,988	4,346,988	-	4,728,768
	17,387,912	803,488	(2,148,397)	16,043,003	(12,275,082)	(1,133,511)	2,094,358	(11,314,235)	4,728,768	-	4,728,768	5,112,830

Vehicle	15,106,840	-	(775,216)	14,331,624	(7,100,365)	(1.785.777)	632,623	(8,253,519)	6,078,105	6,078,105	-	8,006,475
	15,284,459	12,55,869	(1,433,488)	15,106,840	(6,275,260)	(1,874,451)	1,049,346	(7,100,365)	8,006,475	-	8,006,475	9,009,199

Leasehold	24,990,385	-	-	24,990,385	(18,388,318)	(2,009,806)	-	(20,398,124)	4,592,261	4,592,261	-	6,602,067
Improvement	24,990,385			24,990,385	(16,378,512)	(2,009,806)	-	(18,388,318)	6,602,067	-	6,602,067	8,611,873
Total tangible assets	1,011,807,974	49,289,942	(193,460,520)	867,637,396	(930,885,892)	(54,215,694)	193,159,189	(791,942,397)	75,694,999	75,694,999	-	80,922,082
Previous year	1,320,023,011	26,220,198	(334,435,235)	1,011,807,974	(1,178,088,100)	(86,791,474)	333,993,682	(930,885,892)	80,922,082	-	80,922,082	141,934,911
Intangible assets
Internally Generated	247,042,388	20,648,303		267,690,691	(154,432,301)	(47,406,632)		(201,838,933)	65,851,758	65,851,758	-	92,610,086
Acquired	40,656,337	-		40,656,337	(36,553,071)	(3,168,104)		(39,721,175)	935,162	935,162		4,103,266
Total intangible assets	287,698,724	20,648,303		308,347,027	(190,985,368)	(50,574,736)		(241,560,104)	66,786,923	66,786,923	-	96,713,356
Previous year	228,439,244	59,259,480	-	287,698,724	(138,067,741)	(52,917,627)	-	(190,985,368)	96,713,356		96,713,356	-
Internally Generated	187,782,907	59,250,480		247,042,388	(111,671,524)	(42,760,777)		(154,432,301)	92,610,086		92,610,086
Acquired	40,656,337			40,656,337	(26,396,218)	(10,156,853)		(36,553,071)	4,103,266		4,103,266
Intangible assets under development	-	-	-	-	-	-	-	-	49,229,488	49,229,488	-	36,639,725
(internally generated)									36,639,725		36,639,725	46,761,840
Grand Total	1,299,506,698	69,938,245	(193,460,520)	1,175,984,423	(1,121,871,260)	(104,790,430)	193,159,189	(1,033,502,501)	191,711,410	191,711,410	-	214,275,163
	1,548,462,255	85,479,678	(334,435,235)	1,299,506,698	(1,316,155,841)	(139,709,101)	333,993,682	(1,121,871,260)	214,275,163	-	214,275,163	279,068,254

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

10.	NON-CURRENT INVESTMENTS

Non – current investments consists of the following:

	Face Value	No. of Shares.	As at March 31, 2015	As at March 31, 2014
			₹	₹
Trade investments
A- Others, Fully paid equity shares (unquoted)- At Cost
Traveljini.com Limited	10	88,350	60,300,253	60,300,253
Tachyon Technologies Pvt. Ltd.	10	13,177	41,700,000	41,700,000
Vakow Technologies Pvt. Ltd.	10	500,000	5,000,000	5,000,000
BigSlick Infotech Pvt. Ltd.	1	59,230	4,000,000	4,000,000
			111,000,253	111,000,253

B – Wholly Owned Subsidiary Companies,
Fully paid equity shares (unquoted)
Rediff Holding Inc., USA	$0.0001	11,066,667	1,134,483,000	1,134,483,000
Value Communication Corporation, USA	No par value	12,000,000	340,609,949	340,609,949
Vubites India Pvt. Ltd.	1	1,000,000	13,153,409	13,153,409
			1,488,246,358	1,488,246,358
Total (A+B)			1,599,246,611	1,599,246,611
Less Provision for diminution in value of investments			1,599,246,611	1,544,324,216
Net investments			-	54,922,395

Book value of unquoted investments (net of provisions for diminution) – ₹ NIL

(Previous Year ₹ 54,922,395)

Note : The provision for diminution in value of investment is as under (Amount in ₹) :

Name of the Company	2014-15	2013-14
Traveljini.com Limited	60,300,253	60,300,253
Tachyon Technologies Pvt. Ltd.	41,700,000	41,700,000
Vakow Technologies Pvt. Ltd.	5,000,000	5,000,000
BigSlick Infotech Pvt. Ltd.	4,000,000	4,000,000
Rediff Holding Inc., USA	1,134,483,000	1,079,560,605
Value Communication Corporation, USA	340,609,949	340,609,949
Vubites India Pvt. Ltd.	13,153,409	13,153,409

TOTAL (Provision for diminution in value of investments)	1,599,246,611	1,544,324,216

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

11.	LONG –TERM LOANS AND ADVANCES (Unsecured)

Long – term loans and advances consists of the following:

	As at March 31, 2015	As at March 31, 2014
	₹	₹
Considered Good
Rent deposits	40,302,171	40,836,191
Loans to employees	1,859,496	2,856,976
Recoverable taxes (net of provision of ₹ 2,075,691 as at March 31, 2015 and 2014) (Refer Note. No. 26)	56,971,021	57,085,836
Prepaid expenses.	8,106,484	10,677,323
Loans and advances to related parties:#

Rediff.com India Ltd. Employee Trust	201,002,530	201,002,530
India Abroad Publication Inc.	-	-
Considered Doubtful
Loans and advances to related parties: #
Vubites India Pvt. Ltd. 503,364,050
Less: diminution 503,364,050	-	-
	308,241,702	312,458,856

#Notes:

1)	Loans given to wholly owned subsidiaries are for funding its working capital requirements and Loan given to the Trust is for acquiring shares of the Company for the benefit of its employees.

12.	TRADE RECEVABLES (Unsecured)

Trade receivables consist of the following:

		As at March 31, 2015	As at March 31, 2014
	Outstanding for a period	₹	₹
(a)	Over six months from the date they were due for payments
	(i) Considered good	-	-
	(ii) Considered doubtful	26,441,500	22,460,553

		26,441,500	22,460,553
(b)	Others
	(i) Considered good	127,190,017	165,542,873
	(ii) Considered doubtful	5,788,092	9,113,482

		132,978,109	174,656,355
	Total (a+b)	159,419,609	197,116,908
	Less: Provision for doubtful debts	32,229,592	31,574,034
		127,190,017	165,542,874

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

13.	CASH AND CASH EQUIVALENT

Cash and cash equivalent consist of the following:

		As at March 31, 2015	As at March 31, 2014
Cash and cash equivalents		₹	₹
(a)	Cash on hand	5,211	5,211
	Balances with banks
	In current account	90,663,950	110,761,734
	In EEFC account	1,531,946	4,777,355
		92,171,107	115,544,300
(b)	Other
	In deposits account	416,195,631	823,764,415
		416,195,631	823,764,415
	Total (a+b)	508,366,738	939,308,715

14.	SHORT-TERM LOANS AND ADVANCES (Unsecured, considered good)

Short-term loans and advances consist of the following:

	As at March 31, 2015	As at March 31, 2014
	₹	₹
Supplier advances	11,187,282	3,715,561
Rent deposits	1,259,602	2,070,000
Loan to employees (see note below)	2,475,178	1,933,265
Prepaid expenses	24,116,067	30,017,868
Other loans and advances	306,143	50,000

Total	39,344,272	37,786,694

Note:

1)	Loans given to employees as per the Company’s policy are not considered for the purposes of disclosure under Section 186(4) of the Companies Act, 2013.

14A OTHER CURRENT ASSETS

Other Current Assets consist of the following:

	As at March 31, 2015	As at March 31, 2014
	₹	₹
Interest accrued but not due	4,576,381	-
Deposit under lien	1,500,000	1,500,000
Total	6,076,381	1,500,000

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

15.	REVENUE FROM OPERATIONS

Revenue from operations consists of the following:

	For the year ended March 31, 2015	For the year ended March 31, 2014
	₹	₹
Online advertising	344,150,419	468,372,011
Fee based services	398,162,820	316,008,924
Total	742,313,239	784,380,935

16.	OTHER INCOME (NET)

Other income (net) consists of the following:

	For the year ended March 31, 2015	For the year ended March 31, 2014
	₹	₹
Interest income:
Interest on fixed deposits	56,220,641	80,787,692
Interest on income-tax refund	4,755,282	37,251,504
Interest others	2,508,837	1,534,748
Miscellaneous Income	11,632,833	4,931,394

Total	75,117,593	124,505,338

17.	EMPLOYEE BENEFIT EXPENSES

Employee benefit expenses consist of the following:

	For the year ended March 31, 2015	For the year ended March 31, 2014
	₹	₹
Salaries and wages	324,236,344	316,882,634
Contribution to provident fund	12,346,476	12,385,149
Gratuity	8,748,428	3,018,443
ESOP compensation costs	3,674,638	6,850,338
Staff welfare expenses	8,747,559	7,788,115
Total	357,753,445	346,924,679

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

18.	OPERATION AND OTHER EXPENSES

Operation and other expenses consist of the following:

	For the year ended March 31, 2015	For the year ended March 31, 2014
	₹	₹
Content Charges	19,080,715	16,571,389
Domain registration charges	24,712,566	24,664,923
Subscription and SMS based costs	8,364,859	14,340,124
E-Commerce – Courier, Freight & Forward	151,059,529	116,345,249
Bandwidth	139,085,795	129,566,079
Software Usage charges	31,671,055	34,821,938
Product development charges	17,257,341	21,432,364
Advertising	102,718,212	24,467,840
Market support	84,534,245	71,060,592
Rent and amenities	47,168,327	48,938,073
Electricity charges	9,462,284	9,315,670
Telecommunication	3,887,274	3,761,659
Repairs and maintenance:
Computers	39,550,730	35,477,938
Others	1,262,125	1,479,941
Insurance	13,332,082	14,905,967
Travel and conveyance	31,382,818	27,006,621
Rates and taxes	231,002	251,696
Foreign exchange (gain)/ loss	5,335,011	(4,432,741)
Bank Charges	9,896,697	8,940,325
Provision for doubtful debts (net)	655,558	9,889,181
Legal and professional fees (Refer Note no. 19)	28,234,066	35,317,761
Service Tax/Reversal of input credit	-	60,596,163
Loss/(Gain) on sale of Fixed Assets	123,609	(28,326)
Other Miscellaneous expenses	19,094,896	22,777,922
Total	787,867,136	727,468,348

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

19.	AUDITOR’S REMUNERATION

		2014-15 ₹	2013-14 ₹

(i)	For service as auditors	2,000,000	2,000,000
(ii)	For taxation matters	200,000	200,000
(iii)	For other services (US GAAP and SOX)	7,050,000	7,050,000
(iv)	For reimbursement of expenses	277,565	82,523
(v)	For service tax*	1,177,607	1,153,500
		10,705,172	10,486,023

* Service tax credit has been availed.

20.	RETIREMENT BENEFIT PLAN

Defined – Benefit Plans

The Company offers its employees unfunded defined-benefit plan in the form of gratuity. This plan provides for a lump-sum payment to be made to vested employees at retirement, death or termination of employment. Commitments are actuarially determined at year-end. Actuarial valuation is done based on “Projected Unit Credit” method. Gains and losses of changed actuarial assumptions are charged to the Statement of Profit and Loss.

Defined benefit commitments:

	2014-15	2013-14
	₹	₹
Benefit obligation at the beginning of the year	31,166,241	29,493,163
Actuarial loss/(gain)	1,572,248	(4,216,225)
Current service cost	4,118,237	4,604,420
Interest cost	3,057,943	2,630,248
Benefits paid	(4,197,872)	(1,345,365)
Benefit obligation at the end of the year	35,716,797	31,166,241

Current Portion of Benefit Obligation	2,244,316	2,614,680
Non-Current Portion of benefit Obligation	33,472,481	28,551,561

Expense on defined benefit plan:

	2014-15 ₹	2013-14 ₹
Service cost	4,118,237	4,604,420
Interest cost	3,057,943	2,630,248
Recognised net actuarial loss/(gain)	1,572,248	(4,216,225)
Net gratuity cost	8,748,428	3,018,443

The actuarial calculations used to estimate defined benefit commitments and expenses are based on the following assumptions which if changed, would affect the defined benefit commitment’s size and expense:

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

	2014-15	2013-14

Rate for discounting liabilities	7.90%	9.00%
Salary escalation rate	7.00%	7.00%

Expected rate of return on assets	0.00%	0.00%
Mortality rates	Indian Assured live mortality table (2006-08)	Indian Assured live mortality table (2006-08)

The estimate of future salary increase, considered in the actuarial valuation, take account of inflation, seniority, promotion, and other relevant factors. The above information is certified by the actuary.

Experience adjustment:

	2014-15	2013-14	2012-13	2011-12	2010-11
	₹	₹	₹	₹	₹
Defined benefit obligation	35,716,798	31,166,242	29,493,164	23,496,723	20,732,081
(Deficit)	(35,716,798)	(31,166,242)	(29,493,164)	(23,496,723)	(20,732,081)
Experience adjustment on plan liabilities	(1,888,252)	(1,104,278)	(544,577)	(55,456)	(1,058,058)

Defined-Contribution Plans

The Company makes contribution towards provident fund and family pension fund to a defined contribution retirement benefit plan for qualifying employees. The provident fund and pension fund are administered by the Government of India. Under the schemes, the Company is required to contribute a specified percentage of salary to the retirement benefit schemes to fund the benefits. A sum of ₹ 12,346,476 (Previous Year ₹ 12,385,149) has been charged to the revenue account in this respect.

21.	EMPLOYEE STOCK OPTION PLANS (ESOP)

(a) 2002 Stock Option Plan (2002 ESOP)

In January 2002, the Board of directors approved the 2002 Stock Option Plan (“2002 ESOP”) which provides for the grant of incentive stock options and non-statutory stock options to the Company’s employees. All options under these plans are exercisable for the ADRs of the Company. A total of 280,000 of the Company’s equity shares were reserved for issuance pursuant to 2002 ESOP plan of which 12,000 equity shares were reserved under 2015 Stock Option Plan.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

	2002 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	11,750
Expired	(3,500)
Options outstanding, end of period	8,250	980.13	980.13	6.3

Options exercisable as at March 31, 2015, were 6,375 (Weighted average exercise price ₹ 980.13).

(b) 2004 Stock Option Plan (2004 ESOP)

In June 2004, the Board of directors approved the 2004 Stock Option Plan (“2004 ESOP”) for grant of stock options to the Company’s employees. A total of 358,000 equity shares were reserved for issuance under the plan of which 91,000 equity shares were reserved under 2015 Stock Option Plan.

	2004 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	131,237
Granted	22,750
Forfeited	(56,612)
Options outstanding, end of period	97,375	486.72	223 to 1,042	4.4

Options exercisable as at March 31, 2015, were 76,125 (Weighted average exercise price ₹ 560.07).

(c) 2006 Stock Option Plan (2006 ESOP)

The 2006 Stock Option Plan (“2006 ESOP”) was adopted and approved by the Compensation committee on June 20, 2006 in accordance with the approval granted by shareholders on March 31, 2006. A total of 670,000 equity shares were approved for issuance under the plan.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

	2006 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	490,563
Forfeited	(1,250)
Options outstanding, end of period	489,313	403.02	10 to 1,279	3.8

Options exercisable as at March 31, 2015, were 477,313 (Weighted average exercise price ₹ 397.45).

(d) 2015 Stock Option Plan (2015 ESOP)

In January 2015, the Board of directors approved the 2015 Stock Option Plan (“2015 ESOP”) for grant of stock options to the Company’s employees. A total of 103,000 equity shares (comprising of 12,000 equity shares from 2002 Stock Option Plan and 91,000 equity shares from 2004 Stock Option Plan) were reserved for issuance under the plan.

	2015 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	-
Granted	36,800
Forfeited	-		229.86
Options outstanding, end of period	36,800	229.86		9.8

There were no options exercisable as at March 31, 2015.

(e) Method used for accounting for share based payment plan:

The Company has used the intrinsic value method to account for the compensation cost of stock option to employees of the company. Intrinsic value is the amount by which the quoted market price of the underlying share exceeds the exercise price of the option. The Company’s equity shares are currently traded on the NASDAQ Global Market in the form of ADRs.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

(f) Fair Value Methodology:

The fair value of options used to compute pro forma net income and earnings per equity share have been estimated on the date of grant using Black-Scholes model.

	2014-15 ₹	2013-14 ₹

Net loss as reported	(787,271,066)	(726,354,232)
Add: Stock-based employee compensation	3,674,638	6,850,338
Less: Stock- based compensation expenses determined under fair value method (Proforma) #	26,093,028	29,230,896
Proforma net loss	(809,689,456)	(748,734,790)

Loss per share
Basic – as reported	(53.16)	(49.04)
– Proforma	(54.67)	(50.56)

Diluted – as reported	(53.16)	(49.04)
– Proforma	(54.67)	(50.56)

# includes stock based compensation cost in respect of stock options issued prior to implementation of Guidance Note on Accounting for Employee Share-based Payments adopted by the Company with effect from April 1, 2006.

The key assumptions used in Black-Scholes model for calculating fair value are: risk-free interest rate: 1.41% to 2.10%, expected life: 5.5 to 7 years, expected volatility of shares: 79.72% to 83.64% and expected growth life in dividend: 0%.

22.	SEGMENT REPORTING

The Company operates in a single business segment known as “India Online Business” and hence disclosure of segment information as per Accounting Standard 17 on Segment Reporting has not been presented.

23.	RELATED PARTY DISCLOSURES

I.	Related parties where control exists:

a.	Subsidiary Companies:

Rediff Holdings, Inc., USA

Value Communications Corporation (“Valucom”), USA

Vubites India Private Limited (“Vubites”)

b.	Indirect subsidiaries:

Rediff.com, Inc., USA

India Abroad Publication, Inc.

India in New York Inc.

c.	Rediff.com India Employee Trust (“ESOP Trust”)

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

Transactions with Related Parties during the year and balances outstanding as at March 31, 2015:

Name of the Related party	Transactions	2014-15 ₹	2013-14 ₹
Value Communications Corporation	Payable as at year end, net	8,752,964	8,404,747

India abroad Publications, Inc. (IA)	Collection made by the Company during the year on behalf of IA	15,554,659	17,231,612

	Expenses incurred and other reimbursements by the Company on behalf of IA	3,598,598	1,746,176

	Collection made by IA on behalf of the Company	343,819	4,754,960

	Amount remitted to IA	12,630,100	13,932,500

	Payable as at year end	105,054	1,122,912

Rediff.com, Inc.	Payable as at year end	39,382,289	37,815,555

Rediff Holdings, Inc.	Provision for diminution in value of Long Term Investment	54,922,395	NIL

	Payable as at year end, net	3,963,074	3,805,388

Vubites India Private Limited	Expenses incurred and other reimbursements by the Company on behalf of Vubites India Private Limited	3,457,082	4,917,552

	Loan given during the year
	(Interest free)	104,200,000	91,400,000

	Provision for doubtful loan	107,657,082	407,984,968

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

Name of the Related party	Transactions	2014-15 ₹	2013-14 ₹
	Loan and advances as at year end (net of provision)	NIL	NIL

	Provision for other than temporary diminution in long term investment	NIL	13,153,409

Rediff.com India Ltd Employee Trust	Loan and advances as at year end (Interest free)	201,002,530	201,002,530

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

24.	OBLIGATION TOWARDS OPERATING LEASES

The Company leases office space and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net profit/loss is as follows:

	2014-15 ₹	2013-14 ₹

Office Premises	42,155,232	44,002,682
Residential flats for accommodation of employees	5,013,095	4,935,391

Total	47,168,327	48,938,073

The minimum annual rental commitments under operating leases are as follows:

	2014-15 ₹	2013-14 ₹

Not later than one year	16,425,312	19,585,513
Later than one year and not later than five years	3,825,953	5,123,324
Total payments	20,251,265	24,708,837

25.	EARNING PER EQUITY SHARES

		2014-15	2013-14
A.	Net (loss) attributable to equity shareholders (₹)	(787,271,066)	(726,354,232)
B.	Weighted average number of equity shares outstanding during the year	14,810,178	14,810,178
C.	Potentially dilutive equity share equivalents (stock options)	-	-
D.	Weighted average number of equity shares and potentially dilutive equity share equivalents outstanding	14,810,178	14,810,178
E.	Nominal value of Equity Shares (₹)	5.00	5.00
	Basic Earnings per Share (₹)	(53.16)	(49.04)
	Diluted Earnings per Share (₹)	(53.16)	(49.04)

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

26.	CONTINGENCIES AND CAPITAL COMMITMENTS

Contingent liabilities:

During 2012-13, Company had received a demand notice from Income Tax Authorities resulting in a contingent liability of interest u/s. 201 (1A) of ₹ 8,524,108. This was mainly on account of disallowance of payment made for purchase of bandwidth on which tax had not been deducted at source for the assessment years 2010-11 and 2011-12. The Company has paid ₹ 4,039,200 under protest and matter is pending with the Commissioner of Income Tax (Appeal).

The Income tax authorities in India have disallowed certain expenses claimed by the Company for certain years which if confirmed by the appellate authorities will be adjusted against the income tax carry forward losses claimed by the Company and not result in outflow of resources embodying economic benefits.

The Company has lodged appropriate proceedings with the relevant income tax authorities and expects to prevail in the appellate proceedings

The Company is also subject to other legal proceedings and claims, which have arisen in the ordinary course of its business. Those actions, when ultimately concluded and determined, will not, in the opinion of management, have a material effect on the results of operations, cash flows or the financial position of the Company.

The Company has not recognized any loss accrual for the litigation disputes as the Company believes that it is probable that it would be successful on resolution of the litigation. The maximum total loss relating to these disputes would be ₹ 1,276,836 (previous year ₹ 2,251,040) excluding any interest and penalty which amount cannot be reasonably estimated.

Capital Commitments :

	2014-15 ₹	2013-14 ₹

Estimated amount of contracts remaining to be executed on capital account and not provided for	26,570,510	46,561,582

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

27.	DERIVATIVE TRANSACTION

The Company has not entered in to any derivative transaction during the years ended March 31, 2015 and 2014.

Foreign exchange currency exposures not hedged by derivative instruments are:

		2014-15		2013-14
Sl. No.	Particulars	Amount $	Amount ₹	Amount $	Amount ₹
1	Amount receivable on account of sale of services	377,277	23,613,743	269,097	16,172,706
2	Creditors payable on account of foreign currency expenditure	(232,194)	(14,533,024)	(167,928)	(10,092,464)
3	Foreign currency bank balances	24,476	15,31,946	79,490	4,777,354
4	Amount (Payable) / Receivable (to)/from subsidiary companies	(832,374)	(52,098,301)	(832,374)	(50,025,690)

28.	INCOME IN FOREIGN CURRENCIES

		2014-15 ₹	2013-14 ₹

(i)	E-commerce services	1,306,370	1,505,454
(ii)	Media, mobile and others services	67,860,992	82,337,466
	Total	69,167,362	83,842,920

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

29.	EXPENDITURE IN FOREIGN CURRENCIES

Particulars		2014-15 ₹	2013-14 ₹

(i)	Professional charges	4,891,920	9,984,498
(ii)	Product development	7,659,736	5,535,833
(iii)	Dataline/ internet charges	6,230,723	4,014,196
(iv)	Listing fees	1,382,850	450,750
(v)	Software usage charges	29,442,403	29,931,999
(vi)	Purchase of email domains	17,962,226	22,293,725
(vii)	Advertising expenses	3,104,450	191,904
(viii)	Other matters	1,154,411	705,839

	Total	71,828,719	73,108,744

30.	PROVISION FOR DIMINUTION OF INVESTMENT AND LOAN

As at the year-end 2015, the Company made provisions to recognise the other-than-temporary decline in the value of its long term investment and loan to its subsidiary company Vubites India Private Limited amounting to ₹ Nil (PY: ₹13,153,409) and ₹ 107,657,082 (PY ₹ 407,984,968) respectively and other-than-temporary decline in the value of its long term investment in its subsidiary company Rediff Holding Inc. USA. amounting to ₹ 54,922,395/- (PY: NIL).

31.	IMPAIRMENT OF FIXED ASSETS

At the year end, the Company has recognized an impairment loss of ₹ 191,711,410 on its Fixed Assets relating to its Online business which includes revenue from advertising and fee based services. The impairment was on account of significant decline in advertisement revenue as there has been a continued reduction in spends by customers which is consistent with industry trends. As a consequence the Company has been experiencing a decline in its display advertisement revenue, and incurring net operating cash losses. The net realizable value of the Online business asset group is insignificant.

32.	DEFERRED TAX ASSET

The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits and provisions for bad and doubtful debts. Such deferred tax assets have not been recognised since there is no virtual/ reasonable certainty that sufficient future taxable income will be available against which such deferred tax assets can be realised.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

33.	SUBSEQUENT EVENT

On July 29, 2015, the Company entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Investor”). The Purchase Agreement provides that the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, up to an aggregate of US$15 Million of the Company’s American Depositary Shares (“ADSs”) over the 36-month term of the Agreement in amount as described in the Purchase Agreement. Upon shareholder approval and upon effectiveness of registration statement covering the resale of ADSs, the Company can elect its discretion to sell ADSs to the investor pursuant to either regular purchase amounts or accelerated purchase amounts. The amounts of ADSs which may be sold to the Investor pursuant to any regular purchase range from 40,000 ADSs to 100,000 ADSs, depending on the then current trading price of the Company’s ADSs on Nasdaq (but not to exceed US$500,000 on any single purchase date). In addition, the Company has the right, but not the obligation, to sell accelerated purchase amounts. The purchase price for any ADSs sold pursuant a regular purchase, will be 98% of the lower of the (a) the lowest sale price of the ADSs on Nasdaq on the regular purchase date or (b) the average of the three lowest closing sale prices over the preceding 10 trading-day period. The purchase price for any ADSs sold pursuant to an accelerated purchase, will be 98% of the lower of (a) the closing sale price of the ADSs on Nasdaq on the accelerated purchase date or (b) 94% of a volume weighted average purchase price on the accelerated purchase date. The Company will file an application with the Nasdaq to list the ADSs to be sold to the Investor pursuant to the Purchase Agreement. The Company is required to file a registration statement covering the resale of the ADSs, so that such ADSs may be sold by the Investor from time to time pursuant to a Registration Rights Agreement entered into between the Company and Investor. Under the Purchase Agreement, the Investor and its affiliates have a beneficial ownership limitation of 4.99% of the then issued and outstanding equity securities of the Company. The issuance of the shares underlying the ADSs must be approved by the Company’s shareholders prior to any purchases under the Purchase Agreement. The Purchase Agreement and Registration Rights Agreement also contain customary representations, warranties, conditions and indemnification provisions.

34.	The previous year figures have been regrouped/ rearranged as necessary to make them comparable with those of the current year

For and on behalf of the Board of Directors

/s/ Ajit Balakrishnan	/s/ Arun Nanda
Chairman & Managing Director	Director
DIN: 00073814	DIN: 00034744

/s/ Pooja Lohade
Company Secretary
Mumbai, India
ACS 21584
Date: September 4, 2015